EXECUTION COPY

                                CREDIT AGREEMENT
                           Dated as of April 28, 2003
                                      among
                             MacDERMID, INCORPORATED
                                       and
                             BANK OF AMERICA, N.A.,
                   as Administrative Agent, Swing Line Lender
                                       and
                                   L/C Issuer,
                                       and
                         The Other Lenders Party Hereto
                                       and
                         BANC OF AMERICA SECURITIES LLC,
                                       as
                     Co-Lead Arranger and Sole Book Manager
                                       and
                             FLEET SECURITIES, INC.
                                       as
                                Co-Lead Arranger

                                      * * *


                                TABLE OF CONTENTS
Section                                      Page
-------                                      ----

                                    ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS


1.01  Defined Terms . . . . . . . . . .   1
1.02  Other Interpretive Provisions . .  25
1.03  Accounting Terms. . . . . . . . .  25
1.04  Rounding. . . . . . . . . . . . .  26
1.05  References to Agreements and Laws  26
1.06  Times of Day. . . . . . . . . . .  26
1.07  Letter of Credit Amounts. . . . .  26
1.08  Currency Equivalents Generally. .  26



                                   ARTICLE II
                      THE COMMITMENTS AND CREDIT EXTENSIONS


2.01  The Loans; . . . . . . . . . . . . . . . . . . . .  27
2.02  Borrowings, Conversions and Continuations of Loans  27
2.03  Letters of Credit. . . . . . . . . . . . . . . . .  29
2.04  Swing Line Loans . . . . . . . . . . . . . . . . .  36
2.05  Prepayments. . . . . . . . . . . . . . . . . . . .  39
2.06  Termination or Reduction of Commitments. . . . . .  41
2.07  Repayment of Loans . . . . . . . . . . . . . . . .  41
2.08  Interest . . . . . . . . . . . . . . . . . . . . .  41
2.09  Fees . . . . . . . . . . . . . . . . . . . . . . .  42
2.10  Computation of Interest and Fees . . . . . . . . .  43
2.11  Evidence of Indebtedness . . . . . . . . . . . . .  43
2.12  Payments Generally.. . . . . . . . . . . . . . . .  44
2.13  Sharing of Payments. . . . . . . . . . . . . . . .  46
2.14  Nature of Obligations. . . . . . . . . . . . . . .  47
2.15  Increase in Commitments. . . . . . . . . . . . . .  48


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

                                         ARTICLE III
                            TAXES, YIELD PROTECTION AND ILLEGALITY


3.01                     Taxes                                                             50
3.02                     Illegality                                                        51
3.03                     Inability to Determine Rates                                      51
3.04. . . . . . . . . .  Increased Cost and Reduced Return; Capital Adequacy; Reserves on
                         Eurocurrency Rate Loans                                           51
3.05                     Funding Losses                                                    52
3.06                     Matters Applicable to all Requests for Compensation               53
3.07                     Survival                                                          53


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                                   ARTICLE IV
                    CONDITIONS PRECEDENT TO CREDIT EXTENSIONS


4.01  Conditions of Initial Credit Extension. . . . . . . . . . . . .  53
4.02  Conditions to all Credit Extensions . . . . . . . . . . . . . .  56
4.03  Conditions to initial Credit Extension to any Eligible Borrower  56


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

                                        ARTICLE V
                             REPRESENTATIONS AND WARRANTIES


5.01  Existence, Qualification and Power; Compliance with Laws . . . . . . . . . . .  57
5.02  Authorization; No Contravention. . . . . . . . . . . . . . . . . . . . . . . .  57
5.03  Governmental Authorization; Other Consents . . . . . . . . . . . . . . . . . .  58
5.04  Binding Effect . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
5.05  Financial Statements; No Material Adverse Effect . . . . . . . . . . . . . . .  58
5.06  Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
5.07  No Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
5.08  Ownership of Property; Liens . . . . . . . . . . . . . . . . . . . . . . . . .  59
5.09  Environmental Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
5.10  Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
5.11  Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
5.12  ERISA Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
5.13  Subsidiaries; Equity Interests . . . . . . . . . . . . . . . . . . . . . . . .  61
5.14  Margin Regulations; Investment Company Act; Public Utility Holding Company Act  61
5.15  Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
5.16  Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
5.17  Tax Shelter Regulations. . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
5.18  Intellectual Property; Licenses, Etc.. . . . . . . . . . . . . . . . . . . . .  62
5.19  Solvency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
5.20  Casualty, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
5.21  Perfection, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
5.22  Swap Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
5.23  Representation of Eligible Borrowers . . . . . . . . . . . . . . . . . . . . .  63



                                   ARTICLE VI
                              AFFIRMATIVE COVENANTS


6.01  Financial Statements. . . . . . . . . . . . . . . .  64
6.02  Certificates; Other Information . . . . . . . . . .  65
6.03  Notices . . . . . . . . . . . . . . . . . . . . . .  66
6.04  Payment of Obligations. . . . . . . . . . . . . . .  66
6.05  Preservation of Existence, Etc. . . . . . . . . . .  67
6.06  Maintenance of Properties . . . . . . . . . . . . .  67
6.07  Maintenance of Insurance. . . . . . . . . . . . . .  67
6.08  Compliance with Laws. . . . . . . . . . . . . . . .  67
6.09  Books and Records . . . . . . . . . . . . . . . . .  67
6.10  Inspection Rights . . . . . . . . . . . . . . . . .  67
6.11  Use of Proceeds . . . . . . . . . . . . . . . . . .  68
6.12  Covenant to Guarantee Obligations and Give Security  68
6.13  Compliance with Environmental Laws. . . . . . . . .  69
6.14  Further Assurances. . . . . . . . . . . . . . . . .  69
6.15  Lien Searches . . . . . . . . . . . . . . . . . . .  69



                                   ARTICLE VII
                               NEGATIVE COVENANTS


7.01  Liens. . . . . . . . . . . . . . . .  70
7.02  Investments. . . . . . . . . . . . .  70
7.03  Indebtedness . . . . . . . . . . . .  71
7.04  Fundamental Changes. . . . . . . . .  72
7.05  Dispositions . . . . . . . . . . . .  72
7.06  Restricted Payments. . . . . . . . .  73
7.07  Change in Nature of Business . . . .  73
7.08  Transactions with Affiliates . . . .  73
7.09  Burdensome Agreements. . . . . . . .  74
7.10  Use of Proceeds. . . . . . . . . . .  74
7.11  Financial Covenants. . . . . . . . .  74
7.12  Amendments of Organization Documents  76
7.13  Accounting Changes . . . . . . . . .  76
7.14  Prepayments, Etc. of Indebtedness. .  76



                                  ARTICLE VIII
                         EVENTS OF DEFAULT AND REMEDIES


8.01  Events of Default. . . . . . .  76
8.02  Remedies Upon Event of Default  78
8.03  Application of Funds . . . . .  79



                                   ARTICLE IX
                              ADMINISTRATIVE AGENT


9.01  Appointment and Authorization of Administrative Agent. . . . . . .  80
9.02  Delegation of Duties . . . . . . . . . . . . . . . . . . . . . . .  81
9.03  Liability of Administrative Agent. . . . . . . . . . . . . . . . .  81
9.04  Reliance by Administrative Agent . . . . . . . . . . . . . . . . .  81
9.05  Notice of Default. . . . . . . . . . . . . . . . . . . . . . . . .  82
9.06  Credit Decision; Disclosure of Information by Administrative Agent  82
9.07  Indemnification of Administrative Agent. . . . . . . . . . . . . .  83
9.08  Administrative Agent in its Individual Capacities. . . . . . . . .  83
9.09  Successor Administrative Agent . . . . . . . . . . . . . . . . . .  83
9.10  Administrative Agent May File Proofs of Claim. . . . . . . . . . .  84
9.11  Collateral and Guaranty Matters. . . . . . . . . . . . . . . . . .  85
9.12  Administrative Agent as English Trustee. . . . . . . . . . . . . .  85
9.13  Assignment under Dutch Law . . . . . . . . . . . . . . . . . . . .  86
9.14  Other Agents; Arrangers and Managers . . . . . . . . . . . . . . .  86



                                    ARTICLE X
                                  MISCELLANEOUS


10.01  Amendments, Etc. . . . . . . . . . . . . . . . . .   87
10.02  Notices and Other Communications; Facsimile Copies   88
10.03  No Waiver; Cumulative Remedies . . . . . . . . . .   89
10.04  Attorney Costs, Expenses and Taxes . . . . . . . .   89
10.05  Indemnification by the Company . . . . . . . . . .   90
10.06  Payments Set Aside . . . . . . . . . . . . . . . .   91
10.07  Successors and Assigns . . . . . . . . . . . . . .   91
10.08  Confidentiality. . . . . . . . . . . . . . . . . .   94
10.09  Setoff . . . . . . . . . . . . . . . . . . . . . .   95
10.10  Interest Rate Limitation . . . . . . . . . . . . .   96
10.11  Counterparts . . . . . . . . . . . . . . . . . . .   96
10.12  Integration. . . . . . . . . . . . . . . . . . . .   96
10.13  Survival of Representations and Warranties . . . .   96
10.14  Severability . . . . . . . . . . . . . . . . . . .   97
10.15  Tax Forms. . . . . . . . . . . . . . . . . . . . .   97
10.16  Replacement of Lenders . . . . . . . . . . . . . .   98
10.17  Governing Law. . . . . . . . . . . . . . . . . . .   99
10.18  Judgment . . . . . . . . . . . . . . . . . . . . .  100
10.19  Substitution of Currency . . . . . . . . . . . . .  100
10.20  Binding Effect . . . . . . . . . . . . . . . . . .  101
10.21  Waiver of Right to Trial by Jury . . . . . . . . .  101


SIGNATURES                                                 S-1




SCHEDULES
I. . . . .  Guarantors
II . . . .  Existing Eligible Borrowers
III. . . .  Existing Letters of Credit
2.01 . . .  Commitments and Pro Rata Shares
5.05 . . .  Supplement to Interim Financial Statements
5.06 . . .  Litigation
5.08(b). .  Existing Liens
5.08(c). .  Owned Real Property
5.08(d). .  Existing Investments
5.09 . . .  Environmental Matters
5.11 . . .  INTENTIONALLY OMITTED
5.13 . . .  Subsidiaries and Other Equity Investments
5.18 . . .  Intellectual Property Matters
5.22 . . .  Existing Swap Contracts
7.02(a). .  Existing Investments
7.03 . . .  Existing Indebtedness
10.02. . .  Administrative Agent's Office, Certain Addresses for Notices


EXHIBITS
     Form  of



A .  Committed Loan Notice
B .  Swing Line Loan Notice
C .  Note
D .  Assignment and Assumption
F .  Guaranty
G .  Security Agreement
H .  Opinion Matters - Counsel to Loan Parties
I .  Election to Participate
J .  Election to Terminate
K .  Compliance Certificate

                                CREDIT AGREEMENT
                                 April 28, 2003
     MacDERMID, INCORPORATED, a Connecticut corporation (the "Company"), each lender from time to time party hereto (collectively, the "Lenders" and individually, a "Lender"), and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, agree as follows:
ARTICLE  I
DEFINITIONS  AND  ACCOUNTING  TERMS
1.01     Defined  Terms
         --------------
     . As used in this Agreement, the following terms shall have the meanings set forth below:
"Accounts Receivable" has the meaning of "Receivables" and "Related Contracts", each as defined in Section 1 (b) of the Security Agreement.
                       ---------------
"Administrative Agent" means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent. "Administrative Agent's Office" means the Administrative Agent's address and, as appropriate, account as set forth on Schedule 10.02, or such other address or
                                        --------------
account as the Administrative Agent may from time to time notify the Company and the Lenders.
"Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.
"Affiliate" means, with respect to any Person, another Person (other than, in the case of the Loan Parties, a Subsidiary of such Person) that directly, or indirectly through one or more intermediaries, Governs or is Governed by or is under common Governance with the Person specified. "Govern" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Governing" and "Governed" have meanings correlative thereto. Without limiting the generality of the foregoing, a Person shall be deemed to be Governed by another Person if such other Person possesses, directly or indirectly, power to vote 10% or more of the securities having ordinary voting power for the election of directors, managing general partners or the equivalent.
"Agent-Related Persons" means the Administrative Agent and the Arrangers, together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates. "Aggregate Commitments" means the Revolving Credit Commitments of all the Lenders.
"Aggregate Credit Exposures" means, at any time, the sum of (i) the unused portion of the Revolving Credit Commitment then in effect and (ii) the Total Outstandings at such time.
"Agreement"  means  this  Credit  Agreement.
"Applicable Rate" means the following percentages per annum, based upon the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b):
                                                                ---------------



Applicable Rate
Pricing Level .  Consolidated Leverage Ratio  Facility Fee   Euro-currency Rate   Letters of Credit   Base Rate +
1 . . . . . . .                      <2.25:1         0.250%               1.250%              1.250%        0.000%
                                     -
2 . . . . . . .          >2.25:1 but <2.50:1         0.375%               1.375%              1.375%        0.000%
                                     -
3 . . . . . . .          >2.50:1 but <2.75:1         0.500%               1.500%              1.500%        0.000%
                                     -
4 . . . . . . .          >2.75:1 but <3.00:1         0.500%               1.750%              1.750%        0.250%
                                     -
5 . . . . . . .                      >3.00:1         0.625%               1.875%              1.875%        0.375%


Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to
Section  6.02(b);  provided,  however,  that  if a Compliance Certificate is not
---------------------------
delivered when due in accordance with such Section, then Pricing Level 5 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered. The Applicable Rate in effect on the Closing Date shall be determined based upon Pricing Level IV.
     "Arrangers" means each of Banc of America Securities LLC, in its capacity as co-lead arranger and sole book manager, and Fleet Securities, Inc., in its capacity as co-lead arranger.
"Assignment and Assumption" means an Assignment and Assumption substantially in the form of Exhibit E.
               ----------
     "Assuming  Lender"  has  the  meaning  specified  in  Section  2.15(d).
                                                           ----------------
"Assumption  Agreement"  has  the  meaning  specified  in  Section  2.15(d)(ii).
                                                           --------------------
     "Attorney  Costs"  means  and  includes  all  reasonable fees, expenses and disbursements  of  any  law  firm  or  other  external  counsel.
"Attributable Indebtedness" means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.
"Audited Financial Statements" means the audited consolidated balance sheet of the Company and its Subsidiaries for the fiscal year ended December 31, 2001, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year of the Company and its Subsidiaries, including the notes thereto.
"Auto-Renewal  Letter  of  Credit"  has  the  meaning  specified  in  Section
                                                                      -------
2.03(b)(iii).
------------
"Availability  Period"  means  the period from and including the Closing Date to the  earliest  of  (a)  the  Maturity  Date,  (b) the date of termination of the
Revolving  Credit  Commitments  pursuant  to  Section  2.06, and (c) the date of
                                              -------------
termination of the commitment of each Revolving Credit Lender to make Revolving Credit Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.
                          -------------
"Bank of America" means Bank of America, N.A. and its successors. "BAS" means Banc of America Securities LLC and its successors.
"Base Rate" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." The "prime rate" is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.
"Base Rate Loan" means a Loan denominated in Dollars that bears interest based on the Base Rate.
"Blankets Business" means the business and assets of the Company and its Subsidiaries used in manufacturing, developing and selling printing blankets. "Borrower" means the Company and each Eligible Borrower.
"Borrowing" means a Revolving Credit Borrowing or a Swing Line Borrowing, as the context may require.
"Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent's Office is located and, if such day relates to any Eurocurrency Rate Loan, on which dealings in deposits are conducted by and between banks in the London interbank eurocurrency market and banks are open for business in the country of issue of the currency of such Eurocurrency Rate Advance (or, in the case of an Advance denominated in Euro, on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open).
"Cash  Collateralize"  has  the  meaning  specified  in  Section  2.03(g).
                                                         ----------------
"Cash Distributions" means, with respect to any Person for any period, all dividends and other distributions on any of the outstanding Equity Interests in such Person, all purchases, redemptions, retirements, defeasances or other acquisitions of any of the outstanding Equity Interests in such Person and all returns of capital to the stockholders, partners or members (or the equivalent persons) of such Person, in each case to the extent paid in cash by or on behalf of such Person during such period.
"Cash Equivalents" means any of the following types of Investments, to the extent owned by the Company or any of its Subsidiaries free and clear of all Liens (other than Liens created under the Collateral Documents):
(a) readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than 360 days from the date of acquisition thereof; provided that the full faith and credit of the United States of America is pledged in support thereof;
(b) time deposits with, or insured certificates of deposit or bankers' acceptances of, any commercial bank that (i) (A) is a Lender or (B) is organized under the laws of the United States of America, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (c) of this definition and (iii) has combined capital and surplus of at least $1,000,000,000, in each case with maturities of not more than one year from the date of acquisition thereof;
(c) commercial paper issued by any Person organized under the laws of any state of the United States of America and rated at least "Prime-1" (or the then equivalent grade) by Moody's or at least "A-1" (or the then equivalent grade) by S&P, in each case with maturities of not more than 180 days from the date of acquisition thereof; and
(d) Investments, classified in accordance with GAAP as Current Assets of the Company or any of its Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, which are administered by financial institutions that have the highest rating obtainable from either Moody's or S&P, and the portfolios of which are limited solely to Investments of the character, quality and maturity described in clauses (a), (b) and (c) of this definition.
     "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980.
"CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.
"Change  of  Control"  means,  an  event  or  series  of  events  by  which:
(a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have "beneficial ownership" of all securities that such person or group has the right to acquire (such right, an "option right"), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, a majority of the equity securities of the Company entitled to vote for members of the board of directors or equivalent governing body of such Person on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or
(b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Company cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors), or
(c) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, that has resulted in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Company, or control over the equity securities of such Person entitled to vote for members of the board of directors or equivalent governing body of such Person on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right) representing 30% or more of the combined voting power of such securities.
     "Closing Date" means the first date all the conditions precedent in Section
                                                                         -------
4.01 are satisfied or waived in accordance with Section 4.01 (or, in the case of
----                                            ------------
Section  4.01(b),  waived  by  the  Person  entitled  to  receive the applicable
----------------
payment).
"Code"  means  the  Internal  Revenue  Code  of  1986.
"Collateral"  means  all  of  the  "Collateral"  referred  to  in the Collateral
Documents and all of the other property and assets that are or are intended under the terms of the Collateral Documents to be subject to Liens in favor of the Administrative Agent for the benefit of the Secured Parties. "Collateral Documents" means, collectively, the Security Agreement, each of the collateral assignments, Security Agreement Supplements, security agreements, pledge agreements or other similar agreements delivered to the Administrative Agent and the Lenders pursuant to Section 6.12, and each of the other
                                        -------------
agreements, instruments or documents that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties. "Colorspan" means the Company's digital printing business.
     "Commitment  Date"  has  the  meaning  specified  in  Section  2.15(b).
                                                           ----------------

     "Commitment  Increase"  has  the  meaning  specified  in  Section  2.15(a).
                                                               ----------------
     "Committed Currencies" means lawful currency of the United Kingdom of Great Britain and Northern Ireland, lawful currency of Japan and Euros. "Committed Loan Notice" means a notice of (a) a Revolving Credit Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Eurocurrency Rate Loans, pursuant to Section 2.02(a), which, if in writing,
                                          ---------------
shall  be  substantially  in  the  form  of  Exhibit  A.
                                             ----------
     "Company" has the meaning specified in the recital of parties to this Agreement.
"Compensation  Period"  has  the  meaning  specified  in  Section  2.12(c)(ii).
                                                          --------------------
     "Compliance Certificate" means a certificate substantially in the form of Exhibit K.
"Consolidated EBIT" means, for any period, for the Company and its Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period plus (a) the following to the extent deducted in calculating such
        ----
Consolidated  Net  Income:  (i)  Consolidated  Interest Charges for such period,
(ii) the provision for federal, state, local and foreign income taxes payable by the Company and its Subsidiaries for such period and (iii) other expenses of the Company and its Subsidiaries reducing such Consolidated Net Income which do not represent a cash item in such period or any future period minus (b) all non-cash
                                                          -----
items increasing Consolidated Net Income for such period; provided, however, that for all purposes for any businesses acquired or divested during the period of determination, Consolidated EBIT for such period shall be determined on a pro forma basis as if such acquisition or divestiture had occurred as of the beginning of such period; provided, further, that, in the case of an acquisition for which audited financial statements of the acquiree have not been provided, without the consent of the Administrative Agent and the Required Lenders, the Consolidated EBIT of the acquiree on a stand alone basis being added from such acquisition shall not exceed 15% of the otherwise applicable amount of Consolidated EBIT of the Company and its Subsidiaries (other than the acquiree) taken as a whole.
"Consolidated EBITDA" means, for any period, for the Company and its Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period plus (a) the following to the extent deducted in calculating
                   ----
such Consolidated Net Income: (i) Consolidated Interest Charges for such period, (ii) the provision for federal, state, local and foreign income taxes payable by the Company and its Subsidiaries for such period, (iii) the amount of depreciation and amortization expense deducted in determining such Consolidated Net Income and (iv) other expenses of the Company and its Subsidiaries reducing such Consolidated Net Income which do not represent a cash item in such period or any future period and minus (b) all non-cash items increasing Consolidated
                            -----
Net Income for such period; provided, that, in the case of an acquisition for which audited financial statements of the acquiree have not been provided, without the consent of the Administrative Agent and the Required Lenders, the Consolidated EBITDA of the acquiree on a stand alone basis being added from such acquisition shall not exceed 15% of the otherwise applicable amount of Consolidated EBITDA of the Company and its Subsidiaries (other than the acquiree) taken as a whole.
"Consolidated Funded Indebtedness" means, as of any date of determination, for the Company and its Subsidiaries on a consolidated basis, without duplication, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all purchase money Indebtedness, (c) all direct obligations arising under letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds and similar instruments, (d) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business),
(e) Attributable Indebtedness in respect of capital leases and Synthetic Lease Obligations, (f) all Off-Balance Sheet Liabilities, (g) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (e) above of Persons other than the Company or any
Subsidiary, and (h) all Indebtedness of the types referred to in clauses (a) through (g) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Company or a Subsidiary is a general partner or joint venturer, unless such Indebtedness is made non-recourse to the Company or such Subsidiary. "Consolidated Interest Charges" means, for any period, for the Company and its Subsidiaries on a consolidated basis, without limitation, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses of the Company and its Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP and (b) the portion of rent expense of the Company and its Subsidiaries with respect to such period under capital leases that is treated as interest in accordance with GAAP.
"Consolidated Interest Coverage Ratio" means, as of any date of determination, the ratio of (a) Consolidated EBIT for the period of the four prior fiscal quarters ending on such date to (b) Consolidated Interest Charges for such period.
"Consolidated Leverage Ratio" means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness as of such date to (b) Consolidated EBITDA for the period of the four fiscal quarters most recently ending on such date.
"Consolidated Net Income" means, for any period, for the Company and its Subsidiaries on a consolidated basis, the net income (including, without duplication, interest income) of the Company and its Subsidiaries for that period.
"Consolidated Senior Secured Funded Indebtedness" means, as of any date of determination, for the Company and its Subsidiaries on a consolidated basis, the sum of (a) the outstanding principal amount of all senior secured obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all senior secured obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments and (b) without duplication, all Guarantees with respect to outstanding Indebtedness of the type specified in clause (a) above.
"Consolidated Senior Secured Leverage Ratio" means, as of any date of determination, the ratio of (a) Consolidated Senior Secured Funded Indebtedness as of such date to (b) Consolidated EBITDA for the period of the four fiscal quarters most recently ending on such date.
"Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound. "Control" has the meaning specified in the definition of "Affiliate." "Credit Extension" means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.
"Debtor Relief Laws" means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
"Default" means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
"Default  Rate"  means  an interest rate equal to (a) the Base Rate plus (b) the
                                                                    ----
Applicable Rate, if any, applicable to Base Rate Loans plus (c) 2.0% per annum; provided, however, that with respect to a Eurocurrency Rate Loan, the Default
--------   -------
Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2.0% per annum, in each case to the fullest extent permitted by applicable Laws.
"Defaulting Lender" means any Lender that (a) has failed to fund any portion of the Revolving Credit Loans, participations in L/C Obligations or participations in Swing Line Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding. "Disclosed Litigation" has the meaning set forth in Section 5.06.
                                                            -------------
"Disposition" or "Dispose" means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.
"Dollar"  and  "$"  mean  lawful  money  of  the  United  States.
"Domestic Subsidiary" means any Subsidiary that is organized under the laws of any political subdivision of the United States.
"Election  to  Participate"  means  an  Election  to  Participate executed by an
Eligible Borrower in substantially the form of Exhibit I hereto. "Election to Terminate" means an Election to Terminate executed by an Eligible Borrower in substantially the form of Exhibit J hereto.
"Eligible  Assignee"  has  the  meaning  specified  in  Section  10.07(g).
                                                        -----------------
"Eligible  Borrower"  means  any  (a)  of the Subsidiaries listed on Schedule II
                                                                     -----------
hereto, (b) Wholly-Owned Consolidated Subsidiary that is a Domestic Subsidiary, the capital stock of which has been delivered to the Administrative Agent pursuant to the Security Agreement, and (c) Wholly-Owned Consolidated Subsidiary that is a Foreign Subsidiary whose ultimate non-U.S. parent's capital stock has been delivered to the Administrative Agent pursuant to the Security Agreement; and, in each case, as to which an Election to Participate shall have been delivered to the Administrative Agent and as to which an Election to Terminate shall not have been delivered to the Administrative Agent. Each such Election to Participate shall be duly executed on behalf of such Wholly-Owned Consolidated Subsidiary and the Company in such number of copies as the Administrative Agent may request. The delivery of an Election to Terminate shall not affect any Obligation of an Eligible Borrower theretofore incurred. The Administrative Agent shall promptly give notice to the Lenders of the receipt of any Election to Participate or Election to Terminate. "Environmental Laws" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.
"Environmental Liability" means any liability (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
"Environmental Permit" means any permit, approval, identification number, license or other authorization required under any Environmental Law.
"Equity Interests" means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
"Equivalent" in Dollars of any Committed Currency on any date means the equivalent in Dollars of such Committed Currency determined by using the quoted spot rate at which the Administrative Agent's principal office in London offers to exchange Dollars for such Committed Currency in London prior to 4:00 P.M. (London time) (unless otherwise indicated by the terms of this Agreement) on such date as is required pursuant to the terms of this Agreement, and the "Equivalent" in any Committed Currency of Dollars means the equivalent in such Committed Currency of Dollars determined by using the quoted spot rate at which the Administrative Agent's principal office in London offers to exchange such Committed Currency for Dollars in London prior to 4:00 P.M. (London time) (unless otherwise indicated by the terms of this Agreement) on such date as is required pursuant to the terms of this Agreement.
"ERISA" means the Employee Retirement Income Security Act of 1974. "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 414(b) or
(c)  of  the  Code  (and  Sections  414(m)  and  (o) of the Code for purposes of provisions  relating  to  Section  412  of  the  Code).
"ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Company or any ERISA Affiliate from a Pension Plan subject to
Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate.
"Euro" and the symbol " " means the lawful currency of the European Union as constituted by the Treaty of Rome which established the European Community, as such treaty may be amended from time to time and as referred to in the EMU legislation.
"Eurocurrency Rate" means for any Interest Period with respect to any Eurocurrency Rate Loan:
(a) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the Moneyline Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in the applicable Committed Currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or
(b) if the rate referenced in the preceding clause (a) does not appear on such page or service or such page or service shall not be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in the applicable Committed Currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or
(c) if the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum determined by the Administrative Agent as the rate of interest at which deposits in the applicable Committed Currency for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurocurrency Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch to major banks in the London interbank eurocurrency market at their request at approximately 4:00 p.m. (London time) two Business Days prior to the first day of such Interest Period.
     "Eurocurrency Rate Loan" means a Loan denominated in Dollars or a Committed Currency that bears interest at a rate based on the Eurocurrency Rate. "Event of Default" has the meaning specified in Section 8.01.
                                                        -------------
"Excess  Cash"  means,  at  any  time of determination, cash on the Consolidated balance  sheet  of  the  Company  in  excess  of  $20,000,000.
"Existing Credit Agreement" means that certain Second Amended and Restated Multicurrency Credit Agreement dated as of October 25, 1998, amended and restated as of Dec ember 15, 1998 and further amended and restated as of June 15, 1999, as amended, among the Company, Bank of America, N.A. (as successor to NationsBank, N.A.), as agent, and a syndicate of lenders.
"Existing  Letters  of Credit" means the letters of credit set forth on Schedule
                                                                        --------
III  hereto.
---
"Federal Funds Rate" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the
                        --------
Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent. "Fee Letter" means the letter agreement, dated _____________, among the Company, the Administrative Agent and the Arrangers.
"Foreign  Government Scheme or Arrangement" has the meaning specified in Section
                                                                         -------
5.12(d).
-------
"Foreign  Lender"  has  the  meaning  specified  in  Section  10.15(a)(i).
                                                     --------------------
"Foreign  Plan"  has  the  meaning  specified  in  Section  5.12(d).
                                                   ----------------
"Foreign Subsidiary" means any Subsidiary that is not a Domestic Subsidiary. "FRB" means the Board of Governors of the Federal Reserve System of the United States.
"Fund"  has  the  meaning  specified  in  Section  10.07(g).
                                          -----------------
"GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.
"Governmental  Authority"  means  any  nation  or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government including, without limitation, any agency of the European Union or similar monetary or multinational authority.
"Grupo Eurocir" means Eurocir SA, its Subsidiaries and its Affiliates. "Guarantors" means, collectively, the Subsidiaries of the Company listed on
Schedule I and each other Subsidiary of the Company that shall be required to execute and deliver a guaranty or guaranty supplement pursuant to Section 6.12.
                                                                   ------------
"Guaranty" means, collectively, the Guaranty made by the Guarantors in favor of the Administrative Agent on behalf of the Lenders, substantially in the form of Exhibit F, together with each other guaranty and guaranty supplement delivered
----------
pursuant  to  Section  6.12.
              -------------
"Guarantee" means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or
(b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term "Guarantee" as a verb has a corresponding meaning.
"Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law. "Hedge Bank" means any Person that is a Lender or an Affiliate of a Lender, in its capacity as a party to a Secured Hedge Agreement.
"Honor  Date"  has  the  meaning  specified  in  Section  2.03(c)(i).
                                                 -------------------
     "Increase  Date"  has  the  meaning  specified  in  Section  2.15(a).
                                                         ----------------
"Increasing  Lender"  has  the  meaning  specified  in  Section  2.15(d).
                                                        ----------------
     "Indebtedness" means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements, convertible securities (to the extent that they have put provisions that are exercisable during the term of this Agreement) or other similar instruments;
(b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers' acceptances, bank guaranties,  surety  bonds  and  similar  instruments;
(c) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);
(d) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
(e)     capital  leases  and  Synthetic  Lease  Obligations;
(f) all Off-Balance Sheet Liabilities (other than non-recourse factoring of receivables); and
(g) all Guarantees of such Person in respect of any of the foregoing. For all purposes hereof, the Indebtedness of any Person shall include the
Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any capital lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.
"Indemnified  Liabilities"  has  the  meaning  set  forth  in  Section  10.05.
                                                               --------------
"Indemnitees"  has  the  meaning  set  forth  in  Section  10.05.
                                                  --------------
"Information"  has  the  meaning  specified  in  Section  10.08.
                                                 --------------
"Interest Payment Date" means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurocurrency Rate
       --------   -------
Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each March, June, September and December and the Maturity Date. "Interest Period" means, as to each Eurocurrency Rate Loan, the period commencing on the date such Eurocurrency Rate Loan is disbursed or converted to or continued as a Eurocurrency Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Company in its Committed Loan Notice; provided that:
         --------
(i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall  end  on  the  next  preceding  Business  Day;
(ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last
Business  Day  of  the  calendar  month  at the end of such Interest Period; and
(iii) no Interest Period shall extend beyond the Maturity Date. "Inventory" has the meaning specified in Section 1 (a) of the Security
                                                   -------------
Agreement.
"Investment" means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor incurs debt of the type referred to in clause (h) of the definition of "Indebtedness" set forth in this Section 1.01 in respect of such Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.
"IP  Rights"  has  the  meaning  set  forth  in  Section  5.18.
                                                 -------------
"IRS"  means  the  United  States  Internal  Revenue  Service.
"ISDA Master Agreement" means the Master Agreement (Multicurrency-Cross Border) published by the International Swap and Derivatives Association, Inc., as in effect from time to time.
"Joint Venture Agreement" means the Joint Venture Agreement dated September 21, 2000 between the Company and Grupo Eurocir.
"Laws" means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
"L/C Advance" means, with respect to each Revolving Credit Lender, such Lender's funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share.
"L/C Borrowing" means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Credit Borrowing.
"L/C Credit Extension" means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.
"L/C Issuer" means Bank of America in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder. "L/C Obligations" means, as at any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings.
"Lender" has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the L/C Issuer and the Swing Line Lender. "Lending Office" means, as to any Lender, the office or offices of such Lender described as such in such Lender's Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Company and the Administrative Agent.
"Letter of Credit" means any letter of credit denominated in Dollars issued hereunder and shall include the Existing Letters of Credit. A Letter of Credit shall be a standby letter of credit.
"Letter of Credit Application" means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.
"Letter of Credit Expiration Date" means the day that is seven days prior to the Maturity Date (or, if such day is not a Business Day, the next preceding Business Day).
"Letter of Credit Sublimit" means an amount equal to $15,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Credit Facility.
"Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).
"Loan" means an extension of credit by a Lender to the Company under Article II in the form of a Revolving Credit Loan or a Swing Line Loan.
"Loan Documents" means, collectively, (a) for purposes of this Agreement and the Notes and any amendment, supplement or other modification hereof or thereof and for all other purposes other than for purposes of the Guaranty and the Collateral Documents, (i) this Agreement, (ii) the Notes, (iii) the Guaranty,
(iv) the Collateral Documents, (v) the Fee Letter, and (vi) each Letter of Credit Application and (b) for purposes of the Guaranty and the Collateral Documents, (i) this Agreement, (ii) the Notes, (iii) the Guaranty, (iv) the Collateral Documents, (v) each Letter of Credit Application, (vi) the Fee Letter and (vii)each Secured Hedge Agreement.
"Loan Parties" means, collectively, the Company and each Qualified Subsidiary. "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), condition (financial or otherwise) or prospects of the Company or the Company and its Subsidiaries taken as a whole; (b) a material impairment of the rights and remedies of any Agent or any Lender under any Loan Document, or of the ability of the Loan Parties, taken as a whole, to perform their obligations under the Loan Documents; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.
"Maturity Date" means the earlier of (i) the third anniversary of the Closing Date and (ii) the date of termination in whole of the Revolving Credit Commitments, the Letter of Credit Commitments, and the Swing Line Commitments pursuant to Section 2.06 or 8.02.
              -----------------------
"Maximum  Rate"  has  the  meaning  specified  in  Section  10.10.
                                                   --------------
"Moody's" means Moody's Investors Service, Inc. and any successor thereto. "Multiemployer Plan" means any employee benefit plan of the type described in
Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.
"Net Cash Proceeds" means, with respect to the sale of any asset by the Company or any of its Subsidiaries, the excess, if any, of (a) the sum of cash and Cash Equivalents received in connection with such sale (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over (b) the sum of (i) the principal amount of any Indebtedness that is secured by such asset and that is required to be repaid in connection with the sale thereof (other than Indebtedness under the Loan Documents), (ii) the out-of-pocket expenses incurred by the Company or such Subsidiary in connection with such sale and (iii) income taxes reasonably estimated to be actually payable within two years of the date of the relevant asset sale as a result of any gain recognized in connection therewith.
"Non-Qualified Subsidiary" means any Subsidiary that is not a Qualified Subsidiary.
"Nonrenewal  Notice  Date"  has  the  meaning specified in Section 2.03(b)(iii).
                                                           --------------------
"Note" means a promissory note of the Company payable to the order of any Revolving Credit Lender, in substantially the form of Exhibit C hereto, evidencing the aggregate indebtedness of the Company to such Revolving Credit Lender resulting from the Revolving Credit Loans made by such Revolving Credit Lender.
"NPL"  means  the  National  Priorities  List  under  CERCLA.
"Obligations" means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents include (a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by any Loan Party under any Loan Document and (b) the obligation of any Loan Party to reimburse any amount in respect of any of the foregoing that any Lender, in its reasonable sole discretion, may elect to pay or advance on behalf of such Loan Party.
"Off-Balance Sheet Liabilities" means all liabilities of the Company and its Subsidiaries to the extent that such liabilities do not appear on the
Consolidated balance sheet of the Company, including, without limitation, liabilities, if any, in respect of the factoring and securitization of receivables.
"Offering Memorandum" means the offering memorandum dated February 2003 used by the Arrangers in connection with the syndication of the Commitments. "Organization Documents" means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction);
(b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization  of  such  entity.
"Other  Taxes"  has  the  meaning  specified  in  Section  3.01(b).
                                                  ----------------
"Outstanding Amount" means (i) with respect to Revolving Credit Loans and Swing Line Loans on any date, the aggregate outstanding principal amount thereof
(based  on  the  Equivalent  in Dollars at such time) after giving effect to any borrowings and prepayments or repayments of Revolving Credit Loans and Swing Line Loans, as the case may be, occurring on such date; and (ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.
"Participant"  has  the  meaning  specified  in  Section  10.07(d).
                                                 -----------------
"PBGC"  means  the  Pension  Benefit  Guaranty  Corporation.
"Pension Plan" means any "employee pension benefit plan"(as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Company or any ERISA
Affiliate or to which the Company or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.
"Permitted  Liens"  means:
(a) in the case of real property, easements, restrictions, exceptions, reservations or defects which, in the aggregate, do not materially interfere with the continued use of such property for which they are used and do not materially affect the value thereof;
(b) Liens (other than in respect of the Collateral), if contested in good faith by appropriate proceedings and appropriate reserves are maintained, in accordance with generally accepted accounting principles, with respect thereto;
(c) pledges or deposits to secure obligations under workmen's compensation laws or similar legislation or to secure performance in connection with bids, tenders and contracts (other than contracts for the payment of borrowed money) to which the Company or any of its Subsidiaries is a party;
(d) deposits to secure public or statutory obligations of the Company or any of its Subsidiaries;
(e) materialmen's, mechanics', carriers', workmen's or similar Liens arising in the ordinary course of business, or deposits of cash or United States obligations to obtain the release of such Liens;
(f)     deposits  to  secure  surety or appeal bonds in proceedings to which the
Company  or  any  of  its  Subsidiaries  is  a  party;  and
(g)     Liens  for  Taxes  not  yet  due  and  payable.
     "Permitted Swap Obligations" means all obligations (contingent or otherwise) of the Company or any Subsidiary existing or arising under Swap Contracts with Lenders or their Affiliates, provided that each of the following criteria is satisfied: (I) (a) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments or assets held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person in conjunction with a securities repurchase program not otherwise prohibited hereunder, and not for purposes of speculation or taking a "market view" and (b) such Swap Contracts do not contain any provision ("walk-away" provision) exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party or (II) such Swap Contract was entered into prior to the Closing Date and is listed on
Schedule  5.22.
--------------
"Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
"Plan" means any "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) established by the Company or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate. "Pledged Debt" has the meaning specified in Section 1 (c) of the Security
                                                   -------------
Agreement.
"Pledged  Equity"  has  the  meaning  specified in Section 1 (c) of the Security
                                                   -------------
Agreement.
"Pro Rata Share" means, with respect to each Lender at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Revolving Credit Commitment of such Lender at such time and the denominator of which is the amount of the Aggregate Commitments at such time; provided that if the commitment of each Lender to make
                          --------
Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, then the Pro Rata Share of each Lender
                            ------------
shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof. The initial Pro Rata Share of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and
                                          -------------
Assumption pursuant to which such Lender becomes a party hereto, as applicable. "Qualified Subsidiary" means any Guarantor and any Eligible Borrower. "Register" has the meaning set forth in Section 10.07(c).
                                               -----------------
"Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived. "Request for Credit Extension" means (a) with respect to a Borrowing, conversion or continuation of Revolving Credit Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.
"Required Lenders" means, as of any date of determination, Lenders having more than 50% of the sum of the (a) Total Outstandings (with the aggregate amount of each Lender's risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed "held" by such Lender for purposes of this definition) and (b) aggregate unused Revolving Credit Commitments; provided that
                                                                   --------
the unused Revolving Credit Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.
"Responsible Officer" means the chief executive officer, president, chief financial officer, treasurer or assistant treasurer, corporate secretary of a Loan Party Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
"Restricted Payment" means any dividend or other distribution (except dividends payable solely in shares of such Person's capital stock) with respect to any capital stock or other Equity Interest of the Company or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to the Company's stockholders, partners or members (or the equivalent Persons thereof). "Revolving Credit Borrowing" means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Revolving Credit Lenders pursuant to Section 2.01.
                       -------------
"Revolving Credit Borrowing Minimum" means, in respect of Revolving Credit Loans denominated in Dollars, $5,000,000, in respect of Revolving Credit Loans denominated  in  Sterling,  5,000,000,  in  respect  of  Revolving  Credit Loans denominated  in  Yen,  600,000,000  and,  in  respect  of Revolving Credit Loans denominated  in  Euros,  5,000,000.
"Revolving Credit Borrowing Multiple" means, in respect of Revolving Credit Loans denominated in Dollars, $1,000,000 in respect of Revolving Credit Loans denominated in Sterling, 1,000,000, in respect of Revolving Credit Loans denominated  in  Yen,  120,000,000  and,  in  respect  of Revolving Credit Loans denominated  in  Euros,  1,000,000.
"Revolving Credit Commitment" means, as to each Revolving Credit Lender, its obligation to (a) make Revolving Credit Loans to the Company pursuant to Section
                                                                         -------
2.01,  (b)  purchase  participations  in  L/C  Obligations,  and  (c)  purchase
----
participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 2.01 under the caption "Revolving Credit Commitment" or in the
    --------------
Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.
"Revolving Credit Facility" means, at any time, the aggregate amount of the Revolving Credit Lenders' Revolving Credit Commitments at such time. "Revolving Credit Lender" means, at any time, any Lender that has a Revolving Credit Commitment at such time.
"Revolving  Credit  Loan"  has  the  meaning  specified  in  Section  2.01.
                                                             -------------
"S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.
"SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
"Secured  Hedge Agreement" means any interest rate Swap Contract permitted under
Article  VI or VII that is entered into by and between the Company and any Hedge
------------------
Bank.
"Secured Obligations" has the meaning specified in Section 2 of the Security Agreement.
"Secured Parties" means, collectively, the Administrative Agent, the Lenders, the Hedge Banks, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.01(c) and the other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Collateral Documents.
"Security  Agreement"  has  the  meaning  specified  in  Section  4.01(a)(iii).
                                                         ---------------------
"Security  Agreement  Supplement"  has the meaning specified in Section 16(b) of
                                                                -------------
the  Security  Agreement.
"Shareholders' Equity" means, as of any date of determination, consolidated shareholders' equity of the Company and its Subsidiaries as of that date determined in accordance with GAAP.
"Significant Subsidiary" means, at any date of determination, any Subsidiary of the Company that, either individually or together with its Subsidiaries, taken as a whole, has revenues, assets or earnings in an amount equal to at least 5% of (a) the consolidated revenues of the Company and its Subsidiaries for the most recently completed fiscal quarter for which the Lenders have received financial statements of the Company and its Subsidiaries pursuant to Section
                                                                         -------
6.01(a)  or  6.01(b),  (b)  the  consolidated  assets  of  the  Company  and its
--------------------
Subsidiaries as of the last day of the most recently completed fiscal quarter for which the Lenders have received financial statements of the Company and its Subsidiaries pursuant to Section 6.01(a) or 6.01(b), or (c) the consolidated net
                         --------------------------
earnings of the Company and its Subsidiaries for the most recently completed fiscal quarter for which the Lenders have received financial statements of the Company and its Subsidiaries pursuant to Section 6.01(a) or 6.01(b),
                                               -----------------------------
respectively, in each case determined in accordance with GAAP for such period. "Solvent" and "Solvency" mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
"Sterling"  and  the  symbol  ""  each  mean the lawful currency of the United
Kingdom.
"Subsidiary" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of
 ----------         ------------
the  Company.
"Swap Contract" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement.
"Swap Termination Value" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).
"Swing Line" means the revolving credit facility made available by the Swing Line Lender pursuant to Section 2.04.
                            -------------
"Swing  Line  Borrowing"  means  a  borrowing  of  a Swing Line Loan pursuant to
Section  2.04.
-------------
"Swing Line Lender" means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.
"Swing  Line  Loan"  has  the  meaning  specified  in  Section  2.04(a).
                                                       ----------------
"Swing  Line  Loan  Notice" means a notice of a Swing Line Borrowing pursuant to
Section  2.04(b),  which,  if  in writing, shall be substantially in the form of
----------------
Exhibit  B.
----------
"Swing Line Sublimit" means an amount equal to the lesser of (a) $10,000,000 and
(b) the Revolving Credit Commitments. The Swing Line Sublimit is part of, and not in addition to, the Revolving Credit Facility.
"Synthetic Lease Obligation" means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).
"Tangible  Assets"  means  the  total Consolidated assets of the Company and its
Subsidiaries  less  good  will  (as  determined  under GAAP) as disclosed in the
              ----
financial statements of the Company for the most recently ended quarter delivered pursuant to Section 6.01.
                         -------------
"Taxes"  has  the  meaning  specified  in  Section  3.01(a).
                                           ----------------
"Threshold  Amount"  means  $10,000,000.
"Total Outstandings" means the aggregate Outstanding Amount of all Loans (based on the Equivalent in Dollars at such time)and all L/C Obligations. "Transaction" means, collectively, (a) the entering into by the Loan Parties and their applicable Subsidiaries of the Loan Documents to which they are or are intended to be a party, (b) the refinancing of certain outstanding Indebtedness of the Company and its Subsidiaries and the termination of all commitments thereunder and (c) the payment of the fees and expenses incurred in connection with the consummation of the foregoing.
"Type" means, with respect to a Loan, its character as a Base Rate Loan or a Eurocurrency Rate Loan.
"Unfunded Pension Liability" means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.
"United States" and "U.S." mean the United States of America. "Unreimbursed Amount" has the meaning set forth in Section 2.03(c)(i).
                                                           -------------------
"Wholly-Owned Consolidated Subsidiary" means any Consolidated Subsidiary all of the Equity Interests in which (except directors' qualifying shares) are, at the time, directly or indirectly owned by the Company.
"Yen"  and  the  symbol  ""  each  mean  the  lawful  currency  of  Japan.
1.02     Other  Interpretive  Provisions
         -------------------------------
     . With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.
(b)     (i)  The words "herein," "hereto," "hereof" and "hereunder" and words of
                        ------    ------    ------       ---------
similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.
(ii) Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.
(iii)     The  term  "including"  is  by  way  of  example  and  not limitation.
(iv)     The  term  "documents"  includes  any  and  all instruments, documents,
                     ---------
agreements,  certificates,  notices,  reports,  financial  statements  and other writings,  however  evidenced,  whether  in  physical  or  electronic  form.
(c) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words "to" and
                            ----         ------------------              --
"until"  each  mean  "to  but  excluding;"  and the word "through" means "to and
------                ------------------                  -------         ------
including."
---------
(b) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this  Agreement  or  any  other  Loan  Document.
1.03     Accounting  Terms
         -----------------
     . (a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except
                                                                          ------
as  otherwise  specifically  prescribed  herein.
(b) If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Company or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so
                                                         --------
amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Company shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.
1.04     Rounding
         --------
     . Any financial ratios required to be maintained by the Company pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
1.05     References  to  Agreements  and  Laws
         -------------------------------------
     . Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.
1.06     Times  of  Day
         --------------
     . Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).
1.07     Letter  of  Credit  Amounts
         ---------------------------
     . Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the maximum face amount of such Letter of Credit after giving effect to all increases thereof contemplated by such Letter of Credit or the Letter of Credit Application therefor, whether or not such maximum face amount is in effect at such time.
1.08     Currency  Equivalents  Generally
         --------------------------------
     .  Any  amount  specified  in this Agreement (other than in Articles II, IX
                                                                 ---------------
and  X)  or  any of the other Loan Documents to be in Dollars shall also include
------
the equivalent of such amount in any currency other than Dollars, such equivalent amount to be determined at the rate of exchange quoted by Bank of America in New York at the close of business on the Business Day immediately preceding any date of determination thereof, to prime banks in New York, New
York for the spot purchase in the New York foreign exchange market of such amount in Dollars with such other currency.
ARTICLE  II
THE  COMMITMENTS  AND  CREDIT  EXTENSIONS
2.01     The  Loans;
         -----------
(a)     The  Revolving  Credit  Borrowings.  Subject to the terms and conditions
        ----------------------------------
set forth herein, each Revolving Credit Lender severally agrees to make loans (each such loan, a "Revolving Credit Loan") to each Borrower from time to time, on any Business Day during the Availability Period, in an aggregate amount (based in respect of any Revolving Credit Loans to be denominated in a Committed
     Currency by reference to the Equivalent thereof in Dollars determined on the date of delivery of the applicable Committed Loan Notice) of up to, at any time outstanding, the amount of such Lender's Revolving Credit Commitment; provided, however, that after giving effect to any Revolving Credit Borrowing,
(i) the Total Outstandings shall not exceed the Aggregate Commitments, and (ii) the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender's Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender's Revolving Credit Commitment. Within the limits of each Lender's Revolving Credit Commitment, and subject to the other terms and conditions hereof, each Borrower may borrow under this
Section  2.01,  prepay under Section 2.05, and reborrow under this Section 2.01.
-------------                ------------                          ------------
Revolving Credit Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.
2.02     Borrowings,  Conversions  and  Continuations  of  Loans.
         -------------------------------------------------------
(a) Each Revolving Credit Borrowing, each conversion of Revolving Credit Loans from one Type to the other, and each continuation of Eurocurrency Rate
Loans shall be made upon the applicable Borrower's irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than (w) 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Revolving Credit Loans in the case of a Revolving Credit Loans denominated in Dollars, (x) 4:00 P.M. (London time) on the third Business Day prior to the date of the proposed Revolving Credit Loan in the case of Revolving Credit Loans denominated in Sterling or Euros, (y) 11:00 A.M. (New York time) on the fifth Business Day prior to the date of the proposed Revolving Credit Loan in the case of Revolving Credit Loans denominated in Yen or (z) 11:00 A.M. (New York City time) on the date of the proposed Revolving Credit Loans in the case of Base Rate Loans. Each telephonic notice by a Borrower pursuant to this Section
                                                                         -------
2.02(b)  must be confirmed promptly by delivery to the Administrative Agent of a
-------
written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of such Borrower. Each Borrowing of, conversion to or continuation of Eurocurrency Rate Loans shall be in the Revolving Credit Borrowing Minimum or a Revolving Credit Borrowing Multiple in excess thereof. Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or
                          -------------------------------
conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether such Borrower is requesting a Revolving Credit Borrowing, a conversion of Revolving Credit Loans from one Type to the other, or a continuation of Eurocurrency Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Revolving Credit Loans are to be converted, and (v) if applicable, the Committed Currency and duration of the Interest Period with respect thereto. If a Borrower fails to specify a Type of Loan in a Committed Loan Notice or if a Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Revolving Credit Loans shall be made as, or converted to, Dollar denominated Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Loans. If a Borrower requests a Borrowing of, conversion to, or continuation of Eurocurrency Rate Loans in any such Committed Loan Notice, but fails to specify a Committed Currency, it will be deemed to have specified Dollars or, in the case of a conversion, an exchange of such Loans into an Equivalent amount of Dollars, and if a Borrower fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.
(b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Pro Rata Share of the applicable Revolving Credit Loans, and if no timely notice of a conversion or continuation is provided by a Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in Section 2.02(a). In the case of a Revolving Credit Borrowing, each
             ---------------
Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent's Office not later than 1:00 p.m. on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section
                                                                         -------
4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the
----                                                          -------------
Administrative Agent shall make all funds so received available to the applicable Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of such Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by such Borrower; provided, however, that if, on the date
                                         --------  -------
the Committed Loan Notice with respect to any such Borrowing denominated in Dollars is given by such Borrower, there are Swing Line Loans or L/C Borrowings outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such L/C Borrowings, second, to the payment in full of
                                               ------
any  such  Swing  Line  Loans, and third, to the applicable Borrower as provided
                                   -----
above.
(c) Except as otherwise provided herein, a Eurocurrency Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurocurrency Rate Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Eurocurrency Rate Loans without the consent of the Required Lenders.
(d) The Administrative Agent shall promptly notify the Borrowers and the Lenders of the interest rate applicable to any Interest Period for Eurocurrency Rate Loans upon determination of such interest rate. The determination of the Eurocurrency Rate by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrowers and the Lenders of any change in Bank of America's prime rate used in determining the Base Rate promptly following the public announcement of such change.
(e) After giving effect to all Revolving Credit Borrowings, all conversions of Revolving Credit Loans from one Type to the other, and all continuations of Revolving Credit Loans as the same Type, there shall not be more than ten Interest Periods in effect.
(f) The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.
2.03     Letters  of  Credit.
         -------------------
(a)     The  Letter  of  Credit  Commitment.
        -----------------------------------
(i) Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the other Lenders set forth in this  Section  2.03, (1) from time to time on any Business Day during the period
      -------------
from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of any Borrower, and to amend or renew Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (2)
                                                        ---------------
to  honor  drafts  under  the  Letters  of  Credit; and (B) the Revolving Credit
Lenders severally agree to participate in Letters of Credit issued for the account of any Borrower; provided that the L/C Issuer shall not be obligated to
                          --------
make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in any Letter of Credit if as of the date of such L/C Credit Extension, (x) the Total Outstandings would exceed the Aggregate Commitments, (y) the aggregate Outstanding Amount of the Loans of any Lender, plus such Lender's Pro Rata Share of the Outstanding Amount of all L/C
         ----
Obligations,  plus such Lender's Pro Rata Share of the Outstanding Amount of all
              ----
Swing Line Loans would exceed such Lender's Revolving Credit Commitment, or (z) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit; provided further that upon the resignation of Bank of America as L/C
           -----------------
Issuer, Bank of America shall have no obligation hereunder to issue any new Letter of Credit or to extend or renew any existing Letter of Credit under this Agreement, and all Letters of Credit issued by Bank of America for the account of any Borrower hereunder shall either be replaced or, if acceptable to Bank of America in its sole discretion, backstopped with Letters of Credit issued hereunder or fully cash collateralized no later than thirty (30) days following such resignation. Within the foregoing limits, and subject to the terms and conditions hereof, each Borrower's ability to obtain Letters of Credit shall be fully revolving, and accordingly each Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.
(ii)     The  L/C  Issuer  shall  be  under no obligation to issue any Letter of
Credit  if:
(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;
(B)     subject  to  Section  2.03(b)(iii),  the  expiry  date of such requested
                     ---------------------
Letter of Credit would occur more than twelve months after the date of issuance or last renewal, unless the Required Lenders have approved such expiry date;
(C) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date;
(D) the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer; or
(E) such Letter of Credit is to be denominated in a currency other than Dollars or a Committed Currency.
(iii) The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such
     Letter  of  Credit  in  its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.
(b)     Procedures for Issuance and Amendment of Letters of Credit; Auto-Renewal
        ------------------------------------------------------------------------
     Letters  of  Credit.
     -------------------
(i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the relevant Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of such Borrower. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least three Business Days (or such later date and time as the L/C Issuer may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may require.
(ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the applicable Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Upon receipt by the L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the applicable Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer's usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender's Pro Rata Share times the amount of such Letter of Credit.
     (iii) If a Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic renewal provisions (each, an "Auto-Renewal Letter of Credit"); provided that any such Auto-Renewal Letter of
                                   --------
Credit must permit the L/C Issuer to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the "Nonrenewal Notice Date") in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the applicable Borrower shall not be required to make a specific request to the L/C Issuer for any such renewal. Once an Auto-Renewal Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the renewal of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such renewal if (A)
--------   -------
the L/C Issuer has determined that it would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof (by reason of the provisions of Section 2.03(a)(ii) or otherwise), or (B) it has
                                -------------------
received notice (which may be by telephone or in writing) on or before the day that is three Business Days before the Nonrenewal Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such renewal or (2) from the Administrative Agent, any Revolving Credit Lender or any Borrower that one or more of the applicable conditions specified in Section 4.02
                                                                    ------------
is  not  then  satisfied.
(iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Company and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.
(c)     Drawings  and  Reimbursements;  Funding  of  Participations.
        -----------------------------------------------------------
(i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Company and the Administrative Agent thereof. Not later than 11:00 a.m. on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an "Honor Date"), the applicable Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If the applicable Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Revolving Credit Lender of the Honor Date, the amount of the unreimbursed drawing (the "Unreimbursed Amount"), and the amount of such Revolving Credit Lender's Pro Rata Share thereof. In such event, the applicable Borrower shall be deemed to have requested a Revolving Credit Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base
                                   ------------
Rate Loans, but subject to the amount of the unutilized portion of the Revolving Credit Commitments and the conditions set forth in Section 4.02 (other than the
                                                    ------------
delivery of a Committed Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by
                                           -------------------
telephone if immediately confirmed in writing; provided that the lack of such an
                                               --------
immediate confirmation shall not affect the conclusiveness or binding effect of such notice.
(ii) Each Revolving Credit Lender (including the Lender acting as L/C Issuer) shall upon any notice pursuant to Section 2.03(c)(i) make funds
                                                 -------------------
available to the Administrative Agent for the account of the L/C Issuer at the Administrative Agent's Office in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of
Section 2.03(c)(iii), each Revolving Credit Lender that so makes funds available
--------------------
shall be deemed to have made a Base Rate Loan to the applicable Borrower in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.
(iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Credit Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the
           -------------
applicable Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Revolving Credit Lender's payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its
                   -------------------
participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section
                                                                         -------
2.03.
----
(iv) Until each Revolving Credit Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any
                             ---------------
amount drawn under any Letter of Credit, interest in respect of such Lender's Pro Rata Share of such amount shall be solely for the account of the L/C Issuer.
(v) Each Revolving Credit Lender's obligation to make Revolving Credit Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and
                                     ----------------
unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, any Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender's obligation to make
------------------
Revolving  Credit  Loans  pursuant  to  this  Section  2.03(c) is subject to the
                                              -----------------
conditions  set  forth  in  Section 4.02 (other than delivery by a Borrower of a
                            ------------
Committed Loan Notice ). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the applicable Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.
(vi) If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c)
                                                                 ---------------
by  the  time specified in Section 2.03(c)(ii), the L/C Issuer shall be entitled
                           -------------------
to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the L/C Issuer submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(vi) shall be conclusive absent manifest error.
                  -------------------
(d)     Repayment  of  Participations.
        -----------------------------
(i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Credit Lender such Lender's L/C Advance in respect of such payment in accordance with Section 2.03(c), if the
                                                         ---------------
Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the applicable Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.
(ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under
                             ------------------
any  of  the circumstances described in Section 10.06 (including pursuant to any
                                        -------------
settlement entered into by the L/C Issuer in its discretion), each Revolving Credit Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.
(e)     Obligations  Absolute.  The  obligation  of  the  applicable Borrower to
        ---------------------
reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:
(i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;
(ii) the existence of any claim, counterclaim, setoff, defense or other right that such Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
(iv) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;
(v) any exchange, release or nonperfection of any Collateral, or any release or amendment or waiver of or consent to departure from the Guaranty or any other guarantee, for all or any of the Obligations of such Borrower in respect of such Letter of Credit; or
(vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, such Borrower.
     Each Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with such Borrower's instructions or other irregularity, such Borrower will immediately notify the L/C Issuer. Each Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.
(f)     Role of L/C Issuer.  Each Lender and each Borrower agree that, in paying
        ------------------
     any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, any Agent-Related Person nor any of the respective correspondents, participants or assignees of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. Each Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not,
--------   -------
preclude any Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of the L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(e);
                                                                ---------------
provided,  however,  that  anything  in  such  clauses  to  the  contrary
--------   -------
notwithstanding, the applicable Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the such Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by such Borrower which such Borrower proves were caused by the L/C Issuer's willful misconduct or gross negligence or the L/C Issuer's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.
(g)     Cash  Collateral.  Upon  the request of the Administrative Agent, (i) if
        ----------------
the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the Letter of Credit Expiration Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, the applicable Borrower shall immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations (in an amount equal to such Outstanding Amount determined as of the date of such L/C Borrowing or the Letter of Credit Expiration Date, as the case may be). For purposes hereof, "Cash Collateralize" means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuer (which documents are hereby consented to by the Lenders). Derivatives of such term have corresponding meanings. Each Borrower hereby grants to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash collateral shall be maintained in blocked deposit accounts at Bank of America. If at any time the Administrative Agent determines that any funds held as Cash Collateral are subject to any right or claim of any Person other than the Administrative Agent or that the total amount of such funds is less than the aggregate Outstanding Amount of all L/C Obligations, the Borrowers will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in the deposit accounts at Bank of America as aforesaid, an amount equal to the excess of (a) such aggregate Outstanding Amount over (b) the total amount of funds, if any, then held as Cash Collateral that the Administrative Agent determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable law, to reimburse the L/C Issuer.
(h)     Applicability  of  ISP98.  Unless  otherwise expressly agreed by the L/C
        ------------------------
Issuer and the applicable Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), the rules of the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each Letter of Credit.
(i)     Letter  of  Credit  Fees.  Each Borrower shall pay to the Administrative
        ------------------------
Agent for the account of each Revolving Credit Lender in accordance with its Pro Rata Share a Letter of Credit fee for each Letter of Credit equal to the Applicable Rate times the daily maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit). Such letter of credit fees shall be computed on a quarterly basis in arrears. Such letter of credit fees shall be due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.
(j)     Fronting  Fee  and  Documentary  and  Processing  Charges Payable to L/C
        ------------------------------------------------------------------------
Issuer.  Each  Borrower shall pay directly to the L/C Issuer for its own account
------
a fronting fee with respect to each Letter of Credit in the amounts and at the times specified in the Fee Letter. In addition, each Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.
(k)     Conflict  with  Letter  of  Credit  Application.  In  the  event  of any
        -----------------------------------------------
conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.
2.04     Swing  Line  Loans
         ------------------
     .
(a)     The  Swing  Line.  Subject to the terms and conditions set forth herein,
        ----------------
the Swing Line Lender agrees to make loans denominated in Dollars (each such loan, a "Swing Line Loan") to the Company from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Pro Rata Share of the Outstanding Amount of Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender's Commitment; provided,
                                                                       --------
however,  that  after  giving  effect  to  any  Swing  Line  Loan, (i) the Total
-------
Outstandings shall not exceed the Aggregate Commitments, and (ii) the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, plus such
                                                                       ----
Lender's  Pro  Rata Share of the Outstanding Amount of all L/C Obligations, plus
                                                                            ----
such Lender's Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender's Revolving Credit Commitment, and provided further
                                                                -------- -------
that the Company shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Company may borrow under this Section
                                                                         -------
2.04,  prepay  under  Section  2.05, and reborrow under this Section 2.04.  Each
----                  -------------                          ------------
Swing  Line  Loan  shall  be a Base Rate Loan.  Immediately upon the making of a
Swing Line Loan, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender's Pro Rata Share times the amount of such Swing Line Loan.
                                  -----
(b)     Borrowing  Procedures.  Each Swing Line Borrowing shall be made upon the
        ---------------------
Company's irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $500,000, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Company. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Credit Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable
              ----------------
conditions  specified  in Article IV is not then satisfied, then, subject to the
                          ----------
terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Company at its office by crediting the account of the Company on the books of the Swing Line Lender in immediately available funds.
(c)     Refinancing  of  Swing  Line  Loans.
        -----------------------------------
(i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Company (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Revolving Credit Lender make a Base Rate Loan in an amount equal to such Lender's Pro Rata Share of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02,
                                                                   -------------
without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Aggregate Revolving Credit Commitments and the conditions set forth in Section
                                                                         -------
4.02.  The  Swing  Line  Lender  shall  furnish  the  Company with a copy of the
----
applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Revolving Credit Lender shall make an amount equal to its Pro Rata Share of the amount specified in such Committed Loan Notice available to the Administrative Agent in immediately available funds for the account of the Swing Line Lender at the Administrative Agent's Office not later than 1:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Revolving Credit Lender that so makes funds
           -------------------
     available shall be deemed to have made a Base Rate Loan to the Company in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.
(ii) If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Credit Borrowing in accordance with Section 2.04(c)(i), the request
                                                 ------------------
for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Revolving Credit Lenders fund its risk participation in the relevant Swing Line Loan and each Revolving Credit Lender's payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed
                                              ------------------
payment  in  respect  of  such  participation.
(iii) If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this
Section  2.04(c)  by  the  time  specified in Section 2.04(c)(i), the Swing Line
----------------                              ------------------
Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.
(iv) Each Revolving Credit Lender's obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be
          ----------------
affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Company or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however,
                                                              --------  -------
that each Revolving Credit Lender's obligation to make Revolving Credit Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in
                    ----------------
Section 4.02.  No such funding of risk participations shall relieve or otherwise
------------
impair the obligation of the Company to repay Swing Line Loans, together with interest as provided herein.
(d)     Repayment  of  Participations.
        -----------------------------
(i) At any time after any Revolving Credit Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Pro Rata Share of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's risk participation was funded) in the same funds as those received by the Swing Line Lender.
(ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.06
                                                                   -------------
(including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Revolving Credit Lender shall pay to the Swing Line Lender its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender.
(e)     Interest  for Account of Swing Line Lender.  The Swing Line Lender shall
        ------------------------------------------
be responsible for invoicing the Company for interest on the Swing Line Loans. Until each Revolving Credit Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Lender's Pro Rata
                                ------------
Share of any Swing Line Loan, interest in respect of such Pro Rata Share shall be solely for the account of the Swing Line Lender.
(f)     Payments  Directly  to  Swing  Line  Lender.  The Company shall make all
        -------------------------------------------
payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.
2.05     Prepayments
         -----------
     .
(a)     Optional.  (i)  Each  Borrower  may,  upon  notice to the Administrative
        --------
Agent, at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty; provided that (1) such notice must be received
                                  --------
by the Administrative Agent not later than 11:00 a.m. (A) three Business Days prior to any date of prepayment of Eurocurrency Rate Loans, (B) five Business Days prior to any date of prepayment of Loans denominated in Yen and (C) on the date of prepayment of Base Rate Loans; (2) any prepayment of Eurocurrency Rate Loans shall be in a principal amount of the Revolving Credit Borrowing Minimum or a Revolving Credit Borrowing Multiple in excess thereof; and (3) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender's Pro Rata Share of such prepayment. If such notice is given by a Borrower, such Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurocurrency
     Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05.
                                                        -------------
     (ii) The Company may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided
                                                                        --------
that (1) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and
(2) any such prepayment shall be in a minimum principal amount of $500,000. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.
(b)     Mandatory.  (i)  If  for  any  reason the Total Outstandings at any time
        ---------
exceed the Aggregate Commitments then in effect, the Borrowers shall immediately prepay Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that the Borrowers shall not be
                              --------  -------
required  to  Cash  Collateralize  the  L/C Obligations pursuant to this Section
                                                                         -------
2.05(b)(iv)  unless  after  the  prepayment  in full of the Loans and Swing Line
-----------
Loans  the  Total  Outstandings exceed the Aggregate Commitments then in effect.
     (ii) If, on any date, the Administrative Agent notifies the Borrowers that the sum of (A) the aggregate principal amount of all Loans denominated in Dollars then outstanding plus (B) the Equivalent in Dollars (determined on the third Business Day prior to such interest payment date) of the aggregate principal amount of all Loans denominated in Committed Currencies then outstanding exceeds 105% of the Aggregate Commitments on such date, the Borrowers shall, as soon as practicable and in any event within two Business Days after receipt of such notice, subject to the proviso to this sentence set forth below, prepay the outstanding principal amount of any Loans owing by the Borrowers in an aggregate amount sufficient to reduce such sum to an amount not to exceed 100% of the Aggregate Commitments on such date together with any interest accrued to the date of such prepayment on the aggregate principal amount of Loans prepaid; provided that if the aggregate principal amount of Base
                         --------
Rate Loans outstanding at the time of such required prepayment is less than the amount of such required prepayment, the portion of such required prepayment in excess of the aggregate principal amount of Base Rate Loans then outstanding shall be deferred until the earliest to occur of the last day of the Interest Period of the outstanding Eurocurrency Rate Loans in an amount equal to the excess of such required prepayment. The Administrative Agent shall give prompt notice of any prepayment required under this Section 2.05(b) to the Borrowers
                                                ---------------
and the Lenders, and shall provide prompt notice to the Borrowers of any such notice of required prepayment received by it from any Lender
(iii) Each prepayment of Loans pursuant to this Section 2.05(b), first, shall be applied to prepay L/C Borrowings outstanding at such time until all such L/C Borrowings are paid in full, second, shall be applied to prepay Swing
                                        ------
Line Loans outstanding at such time until all such Swing Line Loans are paid in full, third, shall be applied to prepay Revolving Credit Loans outstanding at
       -----
such  time  until  all such Revolving Credit Loans are paid in full and, fourth,
                                                                         ------
shall be used to Cash Collateralize the L/C Obligations. Upon the drawing of any Letter of Credit which has been Cash Collateralized, such funds shall be applied (without any further action by or notice to or from any Borrower or any other Loan Party) to reimburse the L/C Issuer or the Revolving Credit Lenders, as applicable.
(c)     Prepayments  to  Include  Accrued  Interest, Etc.  All prepayments under
        -------------------------------------------------
this Section 2.05 shall be made together with (i) accrued and unpaid interest to the date of such prepayment on the principal amount so prepaid and (ii) in the case of any such prepayment of a Eurocurrency Rate Loan on a date other than the last day of an Interest Period therefor, any amounts owing in respect of such Eurocurrency Rate Loan pursuant to Section 3.05.
2.06     Termination  or  Reduction  of  Commitment
         ------------------------------------------
(a)     Optional.  The  Company  may,  upon  notice to the Administrative Agent,
        --------
terminate the unused portion of the Letter of Credit Sublimit, or the unused Revolving Credit Commitments, or from time to time permanently reduce the unused portion of the Letter of Credit Sublimit, or the unused Revolving Credit Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof and (iii) the Company shall not terminate or reduce the unused portion of the Letter of Credit Sublimit, or the unused Revolving Credit Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings would exceed the Aggregate Commitments.
(b)     Mandatory.  If  after  giving  effect to any reduction or termination of
        ---------
unused Commitments under this Section 2.06, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Aggregate Revolving Credit Commitments, such Sublimit shall be automatically reduced by the amount of such excess.
(c)     Application  of  Commitment  Reductions;  Payment  of  Fees.  The
        -----------------------------------------------------------
Administrative Agent will promptly notify the Lenders of any termination or reduction of unused portions of the Letter of Credit Sublimit, or the unused Revolving Credit Commitment under this Section 2.06. Upon any reduction of unused Revolving Credit Commitments, the Revolving Credit Commitment of each Lender shall be reduced by such Lender's Pro Rata Share of the amount by which the Revolving Credit Facility is reduced. All facility fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.
2.07     Repayment  of  Loans
         --------------------
(a) Revolving Credit Loans. The Borrowers shall repay to the Administrative Agent for the ratable account of the Revolving Credit Lenders on the
Maturity Date the aggregate principal amount of all Revolving Credit Advances outstanding on such date.
(b) Swing Line Loans. The Company shall repay each Swing Line Loan on the earlier to occur of (i) the date five Business Days after such Loan is made and
(ii)  the  Maturity  Date.
2.08     Interest
     .
(a) Subject to the provisions of Section 2.08(b), (i) each Eurocurrency Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus the Applicable Rate; (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.
(b)     If  any  amount  payable by the Borrowers under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Furthermore, upon the request of the Required Lenders, while any Event of Default exists, the Borrowers shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
(c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
2.09     Fees
     .  In  addition  to  certain  fees  described  in Sections 2.03(i) and (j):
(a) Facility Fee. The Company shall pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share, a facility fee equal to the Applicable Rate times the actual daily amount of the aggregate Revolving Credit Commitments (or, if the Revolving Credit Commitments have terminated, on the Outstanding Amount of all Revolving Credit Loans, Swing Line Loans and L/C Obligations); in each case, regardless of usage; provided, however, that any facility fee accrued with respect to any of the Commitments of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Company so long as such Lender shall be a Defaulting Lender except to the extent that such facility fee shall otherwise have been due and payable by the Company prior to such time; and provided further that no facility fee shall accrue on any of the Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender. The facility fee shall accrue at all times during the Availability Period (and thereafter so long as any Revolving Credit Loans, Swing Line Loans or L/C Obligations remain outstanding), including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date (and, if applicable, thereafter on demand). The facility fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.
(b) Other Fees. (i) The Company shall pay to the Arrangers and the Administrative Agent for their own respective accounts fees, and, where applicable, for the account of each Lender, in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
     (ii) The Company shall pay to the Agents such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
2.10     Computation  of  Interest  and  Fees
     . All computations of interest for Base Rate Loans when the Base Rate is determined by Bank of America's "prime rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year (or, in each case of Loans denominated in Committed Currencies where market practice differs, in accordance with market practice) and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
2.11     Evidence  of  Indebtedness
     .
(a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, each Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender's Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.
(b) In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.
(c) Entries made in good faith by the Administrative Agent in the Register pursuant to Section 2.11(b), and by each Lender in its account or accounts pursuant to Section 2.11(a), shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from each Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement and the other Loan Documents, absent manifest error; provided that the failure of the Administrative Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrowers under this Agreement and the other Loan Documents.
2.12     Payments  Generally.
(a) All payments to be made by the Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent's Office in Dollars or the applicable Committed Currency and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender's Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.
(b) If any payment to be made by a Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be provided, however, that, if such extension would cause payment of interest on or principal of Eurocurrency Rate Loans to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.
     (c) Unless a Borrower or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Company or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that such Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:
(i) if the applicable Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in immediately available funds at the higher of the Federal Funds Rate from time to time in effect and the cost of funds incurred by the Administrative Agent in respect of such amount in the case of Loans denominated in Committed Currencies; and
(ii) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the applicable Borrower to the date such amount is recovered by the Administrative Agent (the "Compensation Period") at a rate per annum equal to the higher of the Federal Funds Rate from time to time in effect and the cost of funds incurred by the Administrative Agent in respect of such amount in the case of Loans denominated in Committed Currencies. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent may make a demand therefor upon the applicable Borrower, and such Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or any Borrower may have against any Lender as a result of any default by such Lender hereunder.
     A notice of the Administrative Agent to any Lender or any Borrower with respect to any amount owing under this Section 2.12(c) shall be conclusive, absent manifest error.
(d) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this
Article II, and such funds are not made available to any Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
     (e) The obligations of the Lenders hereunder to make Loans and to fund participations in Letters of Credit and Swing Line Loans are several and not joint. The failure of any Lender to make any Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation.
(f) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
(g) Each Borrower hereby authorizes each Lender, if and to the extent payment owed to such Lender is not made when due hereunder or, in the case of a Lender, under the Note held by such Lender, to charge from time to time against any or all of such Borrower's accounts with such Lender any amount so due.
(h) Whenever any payment received by the Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Agents and the Lenders under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Agents and the Lenders in the order of priority set forth in Section 8.03.
(i) To the extent that the Administrative Agent receives funds for application to the amounts owing by a Borrower under or in respect of this Agreement or any Note in currencies other than the currency or currencies required to enable the Administrative Agent to distribute funds to the Lenders in accordance with the terms of this Section 2.12, the Administrative Agent shall be entitled to convert or exchange such funds into Dollars or into a Committed Currency or from Dollars to a Committed Currency or from a Committed Currency to Dollars, as the case may be, to the extent necessary to enable the Administrative Agent to distribute such funds in accordance with the terms of this Section 2.12; provided that each Borrower and each of the Lenders hereby agree that the Administrative Agent shall not be liable or responsible for any loss, cost or expense suffered by such Borrower or such Lender as a result of any conversion or exchange of currencies affected pursuant to this Section 2.12(i) or as a result of the failure of the Administrative Agent to effect any such conversion or exchange; and provided further that each Borrower agrees to indemnify the Administrative Agent and each Lender, and hold the Administrative Agent and each Lender harmless, for any and all losses, costs and expenses incurred by the Administrative Agent or any Lender for any conversion or exchange of currencies (or the failure to convert or exchange any currencies) in accordance with this Section 2.12(i).
2.13     Sharing  of  Payments
(a) . If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it, any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them and/or such subparticipations in the participations in L/C Obligations or Swing Line Loans held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such participations, as the case may be, pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's ratable share (according to the proportion of (i) the amount of such paying Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. Each Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of setoff, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of such Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.
2.14     Nature  of  Obligations
     . (a) The Borrowers agree that all Obligations of each Borrower under or in respect of this Agreement or any other Loan Document shall be joint and several obligations of all the Borrowers.
     (b) Each Borrower waives presentment to, demand of payment from and protest to the other Borrowers of any of the Obligations, and also waives notice of acceptance of its Obligations and notice of protest for nonpayment. The Obligations of a Borrower hereunder shall not be affected by (i) the failure of any Lender or the Administrative Agent to assert any claim or demand or to enforce any right or remedy against the other Borrowers under the provisions of this Agreement or any of the other Loan Documents or otherwise; (ii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Agreement, any of the other Loan Documents or any other agreement; or
(iii) the failure of any Lender to exercise any right or remedy against any other Borrower.
(c) Each Borrower further agrees that its agreement hereunder constitutes a promise of payment when due and not of collection, and waives any right to require that any resort be had by any Lender to any balance of any deposit account or credit on the books of any Lender in favor of any other Borrower or any other Person.
(d) The Obligations of each Borrower hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including, without limitation, compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations of the other Borrowers or otherwise. Without limiting the generality of the foregoing, the Obligations of each Borrower hereunder shall not be discharged or impaired or otherwise affected by the failure of the Administrative Agent or any Lender to assert any claim or demand or to enforce any remedy under this Agreement or under any other Loan Document or any other agreement, by any waiver or modification in respect of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations of the other Borrowers, or by any other act or omission which may or might in any manner or to any extent vary the risk of such Borrower or otherwise operate as a discharge of such Borrower as a matter of law or equity.
(e) Each Borrower further agrees that its Obligations hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation of the other Borrowers is rescinded or must otherwise be restored by the Administrative Agent or any Lender upon the occurrence of a Bankruptcy Event in respect of such Borrower, any of the other Borrowers or otherwise.
(f) In furtherance of the foregoing and not in limitation of any other right which the Administrative Agent or any Lender may have at law or in equity against any Borrower by virtue hereof, upon the failure of a Borrower to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each other Borrower hereby promises to and will, upon receipt of written demand by the Administrative Agent, forthwith pay, or cause to be paid, in cash the amount of such unpaid Obligations, and thereupon each Lender shall, in a reasonable manner, assign the amount of the Obligations of the other Borrowers owed to it and paid by such Borrower pursuant to this guarantee to such Borrower, such assignment to be pro tanto to the extent to which the Obligations in question were discharged by such Borrower, or make such disposition thereof as such Borrower shall direct (all without recourse to any Lender and without any representation or warranty by any Lender).
(g) Upon payment by a Borrower of any amount as provided above, all rights of such Borrower against another Borrower, as the case may be, arising as a result thereof by way of right of subrogation or otherwise shall in all respects be subordinated and junior in right of payment to the prior indefeasible payment in full of all the Obligations to the Lenders.
2.15     Increase  in  Commitments.
(a) The Company may, at any time prior to the Maturity Date, with the consent of the Administrative Agent (not to be unreasonably withheld), request that the aggregate amount of the Commitments be increased by an amount equal to $5,000,000 or an integral multiple of $1,000,000 in excess thereof (each a "Commitment Increase") to be effective as of a date that is at least 90 days prior to the scheduled Maturity Date then in effect (the "Increase Date") as specified in the related notice to the Administrative Agent; provided, however, that (i) in no event shall the aggregate amount of the Commitment Increases exceed $50,000,000 and (ii) on the date of any request by the Company for a Commitment Increase and on the related Increase Date, the applicable conditions set forth in Article IV shall be satisfied.
(b) The Administrative Agent shall promptly notify such Eligible Assignees as it shall identify of a request by the Company for a Commitment Increase, which notice shall include (i) the proposed amount of such requested Commitment Increase, (ii) the proposed Increase Date and (iii) the date by which
     Lenders wishing to participate in the Commitment Increase must commit to an increase in the amount of their respective Commitments (the "Commitment Date"). The requested Commitment Increase shall be allocated among the Eligible Assignees willing to participate therein in such amounts as are agreed between the Company and the Administrative Agent. The Company shall prepay any Committed Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Committed Loans ratable with any revised Pro Rata Shares arising from any nonratable increase in the Commitments under this Section.
(c) Promptly following each Commitment Date, the Administrative Agent shall notify the Company as to the amount, if any, by which the Eligible Assignees are willing to participate in the requested Commitment Increase; provided, however, that the Commitment of each such Eligible Assignee shall be in an amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof.
(d) On each Increase Date, each Eligible Assignee that was not, prior to such date, a Lender hereunder and accepts an offer to participate in a requested Commitment Increase in accordance with Section 2.15(c) (each such Eligible Assignee, an "Assuming Lender") shall become a Lender party to this Agreement as of such Increase Date and the Commitment of each Eligible Assignee that, prior to such date, was a Lender and accepts an offer to participate in such a requested Commitment Increase (an "Increasing Lender") shall be so increased by such amount as of such Increase Date; provided, however, that the Administrative Agent shall have received on or before such Increase Date the following, each dated such date:
     (i) (A) certified copies of resolutions of the board of directors of the Company approving the Commitment Increase and the corresponding modifications to this Agreement, (B) a consent executed by each Guarantor approving the Commitment Increase and the corresponding modifications to this Agreement and (C) an opinion of counsel for the Company (which may be in-house counsel), in form and substance satisfactory to, and covering such matters as may be reasonably requested by, the Administrative Agent;
(ii) an assumption agreement from each Assuming Lender, if any, in form and substance satisfactory to the Company and the Administrative Agent (each an "Assumption Agreement"), duly executed by such Eligible Assignee, the Administrative Agent and the Company;
(iii) confirmation from each Increasing Lender of the increase in the amount of its Commitment in a writing satisfactory to the Company and the Administrative Agent;
(iv) Notes, if requested, payable to the order of the Assuming Lenders and the Increasing Lenders evidencing the aggregate indebtedness of the Company to such Lenders after giving effect to the applicable Commitment Increase; and
(v) a revised Schedule 2.01 hereto setting forth the Commitment of each Lender after giving effect to the applicable Commitment Increase.
On each Increase Date, upon fulfillment of the conditions set forth in the immediately preceding sentence of this Section 2.15(d), the Administrative Agent shall notify the Lenders (including, without limitation, each Assuming Lender) and the Company, on or before 1:00 P.M. (New York City time), by telecopier, of the occurrence of the Commitment Increase to be effected on such Increase Date and shall record in the Register the relevant information with respect to each Increasing Lender and each Assuming Lender on such date.

ARTICLE  III
TAXES,  YIELD  PROTECTION  AND  ILLEGALITY
3.01     Taxes
     .
(a) Any and all payments by the Borrowers to or for the account of any Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of each Agent and each Lender, taxes imposed on or measured by its overall net income, and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which such Agent or such Lender, as the case may be, is organized or maintains a lending office (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as "Taxes"). If a Borrower shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to any Agent or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), each of such Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made,
(ii) such Borrower shall make such deductions, (iii) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within 30 days after the date of such payment, such Borrower shall furnish to such Agent or Lender (as the case may
be) (which shall forward the same to such Lender) the original or a certified copy of a receipt evidencing payment thereof to the extent such a receipt is issued therefor, or other written proof of payment thereof that is reasonably satisfactory to the Administrative Agent.
(b) In addition, each Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as "Other Taxes").
(c) If a Borrower shall be required to deduct or pay any Taxes or Other Taxes from or in respect of any sum payable under any Loan Document to any Agent or any Lender, such Borrower shall also pay to such Agent or to such Lender, as the case may be, at the time interest is paid, such additional amount that such Agent or such Lender specifies is necessary to preserve the after-tax yield (after factoring in all taxes, including taxes imposed on or measured by net income) that such Agent or such Lender would have received if such Taxes or Other Taxes had not been imposed.
(d) Each Borrower agrees to indemnify each Agent and each Lender for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by such Agent and such Lender, (ii) amounts payable under Section 3.01(c) and (iii) any liability (including additions to tax, penalties, interest and expenses) arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Payment under this Section 3.01(d) shall be made within 30 days after the date such Lender or such Agent makes a demand therefor.
3.02     Illegality
     . If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurocurrency Rate Loans, or to determine or charge interest rates based upon the Eurocurrency Rate, then, on notice thereof by such Lender to the Company through the Administrative Agent, any obligation of such Lender to make or continue Eurocurrency Rate Loans or to convert Base Rate Loans to Eurocurrency Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, each Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurocurrency Rate Loans of such Lender to Dollar denominated Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurocurrency Rate Loans. Upon any such prepayment or conversion, the applicable Borrower shall also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.
3.03     Inability  to  Determine  Rates
     . If the Required Lenders determine that (i) for any reason adequate and reasonable means do not exist for determining the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan,
(ii) they are unable to obtain matching deposits in the London inter-bank market at or about 11:00 A.M. (London time) on the second Business Day before the making of a Borrowing in sufficient amounts to fund their respective Revolving Credit Loans as a part of such Borrowing during its Interest Period or (iii) the Eurocurrency Rate for any Interest Period for such Loans will not adequately reflect the cost to such Required Lenders of making, funding or maintaining their respective Eurocurrency Rate Loans for such Interest Period, the
Administrative Agent will promptly so notify the Company and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurocurrency Rate Loans in the applicable currency shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, each Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Dollar denominated Base Rate Loans in the amount specified therein.
3.04 Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurocurrency Rate Loans
     .
(a)     If  any Lender determines that as a result of the introduction of or any change in or in the interpretation of any Law, in each case after the date hereof, or such Lender's compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurocurrency Rate Loans or (as the case may be) issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this
Section  3.04(a)  any such increased costs or reduction in amount resulting from
(i) Taxes or Other Taxes (as to which Section 3.01 shall govern), (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or any foreign jurisdiction or any political subdivision of either thereof under the Laws of which such Lender is organized or has its Lending Office, and (iii) reserve requirements contemplated by Section 3.04(c), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), each Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.
(b) If any Lender determines that the introduction of any Law regarding capital adequacy or any change therein or in the interpretation thereof, in each case after the date hereof, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such
Lender's obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender's desired return on capital), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), each Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction.
     (c) Each Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "Eurocurrency liabilities"), additional interest on the unpaid principal amount of each Eurocurrency Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided such Borrower shall have received at least 15 days' prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 15 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 15 days from receipt of such notice.
3.05     Funding  Losses
     . Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, each Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:
(a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);
(b) any failure by such Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by such Borrower; or
(c) any assignment of a Eurocurrency Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Company pursuant to Section 10.16;
including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. Each Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.
For purposes of calculating amounts payable by any Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurocurrency Rate Loan made by it at the Eurocurrency Rate for such Loan by a matching deposit or other borrowing in the London interbank eurocurrency market for a comparable amount and for a comparable period, whether or not such Eurocurrency Rate Loan was in fact so funded.
3.06     Matters  Applicable  to  all  Requests  for  Compensation
     .
(a) A certificate of any Agent or any Lender claiming compensation under this Article III and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Agent or such Lender may use any reasonable averaging and attribution methods.
(b) Upon any Lender's making a claim for compensation under Section 3.01 or 3.04, the Company may replace such Lender in accordance with Section 10.16.
3.07     Survival
     . All of the Borrowers' obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.
ARTICLE  IV
CONDITIONS  PRECEDENT  TO  CREDIT  EXTENSIONS
4.01     Conditions  of  Initial  Credit  Extension
     . The obligation of each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:
(a) The Administrative Agent's receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and its legal counsel:
(i) executed counterparts of this Agreement and the Guaranty, sufficient in number for distribution to each Agent, each Lender and the Company;
(ii)     a  Note  executed by each Borrower in favor of each Lender requesting a
Note;
(iii) a security agreement, in substantially the form of Exhibit G hereto (together with each other security agreement and security agreement supplement delivered pursuant to Section 6.12, in each case as amended, the "Security Agreement"), duly executed by each Loan Party, together with:
(A) certificates representing the Pledged Interests referred to therein accompanied by undated stock powers executed in blank and instruments evidencing the  Pledged  Debt  indorsed  in  blank,
(B) acknowledgment copies of proper financing statements, duly filed on or before the day of the initial Credit Extension under the Uniform Commercial Code of all jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Security Agreement, covering the Collateral described  in  the  Security  Agreement,
(C) completed requests for information, dated on or before the date of the initial Credit Extension, listing the financing statements referred to in clause
(B) above and all other effective financing statements filed in the jurisdictions referred to in clause (B) above that name any Loan Party as debtor,  together  with  copies  of  such  other  financing  statements,
(D) evidence of the completion of all other recordings and filings of or with respect to the Security Agreement that the Administrative Agent may deem reasonably necessary or desirable in order to perfect and protect the Liens created thereby,
(E)     evidence  of  the  insurance  required  by  the  terms  of  the Security
Agreement,  and
(F) evidence that all other action that the Administrative Agent may deem reasonably necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Security Agreement has been taken (including, without limitation, receipt of duly executed payoff letters and UCC-3 termination statements);
(iv) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party;
(v) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each of the Company and each Loan Party is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;
(vi) a favorable opinion of Carmody & Torrence, counsel to the Loan Parties, addressed to each Agent and each Lender, as to the matters set forth in Exhibit H and such other matters concerning the Loan Parties and the Loan Documents as the Required Lenders may reasonably request;
(vii) a certificate of a Responsible Officer of each Loan Party either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;
(viii) a certificate signed by a Responsible Officer of the Company certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied; (B) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect; and
(C) a calculation of the Consolidated Leverage Ratio as of the last day of the fiscal quarter of the Company most recently ended prior to the Closing Date;
(ix) evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect;
(x) a Notice of Borrowing or Notice of Issuance, as applicable, relating to the initial Credit Extension;
(xi) evidence that the Existing Credit Agreement has been or concurrently with the Closing Date is being terminated and all Liens securing obligations under the Existing Credit Agreement have been or concurrently with the Closing Date are being released; and
(xii) such other assurances, certificates, documents, consents or opinions as any Agent, the L/C Issuer, the Swing Line Lender or any Lender reasonably may require.
     By execution of this Agreement, each of the Lenders that is a lender of the Existing Credit Agreement referred to in clause (xi) above hereby waives the requirement set forth in Section 2.10(b) of such Existing Credit Agreement of three business days' prior notice to the termination of their commitments thereunder.
(b) All fees required to be paid on or before the Closing Date shall have been paid.
(c)     The  Closing  Date  shall  have  occurred  on  or before April 28, 2003.
4.02     Conditions  to  all  Credit  Extensions
     . The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurocurrency Rate Loans) is subject to the following conditions precedent:
(a) The representations and warranties of the Company and each other Loan Party contained in Article V or any other Loan Document shall be true and correct on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in Sections 5.05(a) and (b) shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b), respectively.
(b) No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds therefrom.
(c) The Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.
(d) The Administrative Agent shall have received such other approvals, opinions or documents as any Lender through the Administrative Agent may reasonably request.
4.03 Conditions to initial Credit Extension to any Eligible Borrower . The obligation of each Lender to honor any Request for Credit Extension in connection with the initial Credit Extension to any Eligible Borrower shall be subject to satisfaction of the additional conditions precedent:
(a) The Administrative Agent shall have received a Note executed by such Eligible Borrower in favor of each Lender requesting a Note.
(b) The Administrative Agent shall have received an Authorization Letter and an Election to Participate, in each case, duly executed by such Eligible Borrower.
(c) The Administrative Agent shall have received, to the extent not already in its possession, such certificates, together with executed and undated stock powers, of such Eligible Borrower or, where such Eligible Borrower is a Foreign Subsidiary, of the first-tier Foreign Subsidiary parent entity of such Eligible Borrower.
(d) The Administrative Agent shall have received an opinion of counsel for such Eligible Borrower in form and substance reasonably acceptable to the Administrative Agent and covering such matters relating to the transactions contemplated hereby as the Administrative Agent may reasonably request; provided that in the event that such opinion is not delivered on the date of such initial Credit Extension to such Eligible Borrower, such opinion shall be delivered no later that the 30th day following such date and the aggregate amount of Revolving Loans and L/C Obligations of all such Eligible Borrowers for which opinions have not been delivered shall not at any time exceed $1,000,000 prior to the date such opinion is delivered in compliance with this subsection (e).
(e) The Administrative Agent shall have received all documents that it may reasonably request relating to the existence of such Eligible Borrower, the corporate authority for and the validity of this Agreement, the Authorization Letter, the Election to Participate and the Notes, if any, of such Eligible Borrower, and any other matters relevant thereto, all in form and substance satisfactory to the Administrative Agent.
(f) The Administrative Agent shall have received a letter from US Corporation System in New York, New York (or such other agent to receive service of process in New York, New York reasonably acceptable to the Administrative Agent) indicating its consent to its appointment by such Eligible Borrower (that is a Foreign Subsidiary) as its agent to receive service of process.
(g) The representations and warranties contained in Article V shall be true and correct on and as of the date of such Credit Extension as though made on and as of such date (except for representations and warranties that refer to a specific date, and then as of such specific date), and no Default shall have occurred and be continuing or would result therefrom.
     Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurocurrency Rate Loans) submitted by the Company shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a),
(b) and, in the case of a Credit Extension to an Eligible Borrower, (c), have been satisfied on and as of the date of the applicable Credit Extension.
ARTICLE  V
REPRESENTATIONS  AND  WARRANTIES
     The  Company  represents  and  warrants to the Agents and the Lenders that:
5.01     Existence,  Qualification  and  Power;  Compliance  with  Laws
     . Each Loan Party and each of its Subsidiaries (a) is duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and (d) is in compliance with all Laws; except in each case referred to in clause (b)(i),
(c) or (d), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.
5.02     Authorization;  No  Contravention
     . The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is or is to be a party, and the consummation of the Transaction, are within such Loan Party's corporate or other powers, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person's
Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any material Lien under, or require any material payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law that would adversely affect the rights of the Lenders or the Agents under the Loan Documents. No Loan Party or any of its Subsidiaries is in violation of any Law or in breach of any such Contractual Obligation, the violation or breach of which could be reasonably likely to have a Material Adverse Effect.
5.03     Governmental  Authorization;  Other  Consents
     . No approval, consent, exemption, authorization, or other action by, or notice to, or filing (other than security filings) with, any Governmental Authority or any other Person is necessary or required in connection with (i) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, or for the consummation of the Transaction, (ii) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (iii) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof) or (iv) the exercise by any Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents.
5.04     Binding  Effect
     . This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).
5.05     Financial  Statements;  No  Material  Adverse  Effect
     .
(a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Company and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Company and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness, to  the  extent  required  by  GAAP.
(b) The unaudited consolidated financial statements of the Company and its Subsidiaries dated September 30, 2002, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of the Company and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.
Schedule 5.05 sets forth all material Indebtedness and other liabilities, direct or contingent, of the Company and its consolidated Subsidiaries as of the date of such financial statements, including liabilities for taxes, material commitments and Indebtedness.
(c) Since the date of the Audited Financial Statements, there has been no event or circumstance, other than as publicly announced to date, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.
5.06     Litigation
     . There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Company after due and diligent investigation, threatened or, in the case of the Loan Parties, contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Company or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement, any other Loan Document or the consummation of the Transaction, or (b) except as specifically disclosed on
Schedule 5.06 (the "Disclosed Litigation"), either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect, and there has been no material adverse change in the status, or financial effect on any Loan Party, of the matters described on
Schedule  5.06  hereto.
5.07     No  Default
     . Neither the Company nor any Subsidiary is in default under or with respect to, or a party to, any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.
5.08     Ownership  of  Property;  Liens
     .
(a) Each Loan Party and each of its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be  expected  to  have  a  Material  Adverse  Effect.
(b) Set forth on Schedule 5.08(b) hereto is a complete and accurate list of all material Liens on the property or assets of any Loan Party, showing as of the Closing Date, the principal amount of the obligations secured thereby and the property or assets of such Loan Party or such Subsidiary subject thereto.
The property of the Company and its Subsidiaries is subject to no Liens, other than Liens set forth on Schedule 5.08(b), and as otherwise permitted by Section 7.01.
(c) Set forth on Schedule 5.08(c) hereto is a complete and accurate list of all real property located within the United States owned by any Loan Party showing as of the Closing Date the street address, county or other relevant jurisdiction, state and record owner.
(d) Set forth on Schedule 5.08(d) hereto is a complete and accurate list of all material Investments (other than Investments in Cash Equivalents) held by any Loan Party on the date hereof, showing as of the Closing Date the amount, obligor or issuer and maturity, if any, thereof.
5.09     Environmental  Compliance
     .
(a) The Company and its Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof the Company has reasonably concluded that, except as specifically disclosed in Schedule 5.09, such claims alleging violation of Environmental Laws could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(b) Except as otherwise set forth on Schedule 5.09, none of the properties currently owned or operated by any Loan Party or any of its Subsidiaries is listed  or  proposed  for  listing  on  the  NPL  or  on  the  CERCLIS.
(c) All Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently owned or operated by any Loan Party or any of its Subsidiaries have been disposed of in a manner not reasonably expected to result in material liability to the Company and its
Subsidiaries,  taken  as  a  whole.
5.10     Insurance
     .  The  properties  of  the  Company  and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Company, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Company or the applicable Subsidiary operates, provided that no coverage in respect of terrorism shall be required.
5.11     Taxes
     . The Company and its Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all
Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Company or any Subsidiary that would, if made, have a Material Adverse Effect.
5.12     ERISA  Compliance
     .
(a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Company, nothing has occurred which would prevent, or cause the loss of, such qualification. The Company and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.
(b) There are no pending or, to the best knowledge of the Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could be reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.
(c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iii) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (iv) neither the Company nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.
(d) With respect to each scheme or arrangement mandated by a government other than the United States (a "Foreign Government Scheme or Arrangement") and with respect to each employee benefit plan maintained or contributed to by any Loan Party or any Subsidiary of any Loan Party that is not subject to United
States  law  (a  "Foreign  Plan"):
(A) Any employer and employee contributions required by law or by the terms of any Foreign Government Scheme or Arrangement or any Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices.
(B) Each Foreign Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities.
5.13     Subsidiaries;  Equity  Interests
     . As of the Closing Date, the Company has no Subsidiaries other than those specifically disclosed in Schedule 5.13, and all of the outstanding Equity Interests in such Subsidiaries (other than Grupo Eurocir) have been validly issued, are fully paid and non-assessable and are directly or indirectly owned by a Loan Party free and clear of all Liens except those created under the Collateral Documents. All of the outstanding Equity Interests in the Company have been validly issued, are fully paid and non-assessable.
5.14 Margin Regulations; Investment Company Act; Public Utility Holding Company Act
     .
(a) The Company is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock and no proceeds of any Borrowings or drawings under any Letter of Credit will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing  or  carrying  any  margin  stock.
(b) None of the Company, any Person Controlling the Company, or any Subsidiary (i) is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, or (ii) is or is required to be registered as an "investment company" under the Investment Company Act of 1940. Neither the making of any Loan, nor the issuance of any Letters of Credit, nor the application of the proceeds or repayment thereof by the Company, nor the consummation of the other transactions contemplated by the Loan Documents, will violate any provision of any such Act or any rule, regulation or order of the SEC thereunder.
5.15     Disclosure
     . The Company has disclosed to the Agents and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. All written information and information orally presented in any Organized Setting, in each case, heretofore furnished by the Company or any of its Subsidiaries to the Administrative Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Company to the Administrative Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is stated or certified. For purposes of this
Section 5.15, "Organized Setting" means any formal meeting with any of the Agents and/or the Lenders or any conference call with any of the Agents and/or Lenders relating to the Loan Documents.
5.16     Compliance  with  Laws
     . Each of the Company and each Subsidiary is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
5.17     Tax  Shelter  Regulations.
       No Borrower intends to treat the Loans and/or Letters of Credit and related transactions as being a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4). In the event the Company determines to take any action inconsistent with such intention, it will promptly notify the Administrative Agent thereof. If any Borrower so notifies the Administrative Agent, the Company acknowledges that one or more of the Lenders may treat its Committed Loans, Bid Loans and/or its interest in Swing Line Loans and/or Letters of Credit as part of a transaction that is subject to Treasury Regulation Section 301.6112-1, and such Lender or Lenders, as applicable, will maintain the lists and other records required by such Treasury Regulation.
5.18     Intellectual  Property;  Licenses,  Etc.
       The Company and its Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, and licenses (collectively, "IP Rights") that are used in the operation of their respective businesses, without conflict with the rights of any other Person. To the best knowledge of the Company, no slogan or other advertising device, product, process, method, substance, part or other material now employed by the Company or any Subsidiary infringes upon any rights held by any other Person. Except as disclosed on Schedule 5.18, no claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Company, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
5.19     Solvency
     . The Company is, individually and together with its Subsidiaries on a consolidated basis, Solvent.
5.20     Casualty,  Etc
     . Neither the business nor the properties of any Loan Party or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that could be reasonably likely to have a Material Adverse Effect.
5.21     Perfection,  Etc
     . All filings and other actions necessary or desirable to perfect and protect the security interest in the Collateral created under the Collateral Documents have been duly made or taken and are in full force and effect, and the Collateral Documents create in favor of the Administrative Agent for the benefit of the Secured Parties a valid and, together with such filings and other actions, perfected first priority security interest in the Collateral, securing the payment of the Secured Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken. The Loan Parties are the legal and beneficial owners of the
Collateral free and clear of any Lien, except for the liens and security interests created or permitted under the Loan Documents.
5.22     Swap  Obligations
     . Neither the Company nor any of its Subsidiaries has incurred any outstanding obligations under any Swap Contracts, other than Permitted Swap Obligations. All of the Swap Contracts of the Company and its Subsidiaries in effect as of the date of this Agreement are set forth on Schedule 5.22.
5.23     Representation  of  Eligible  Borrowers
     . Each Eligible Borrower shall be deemed by the execution and delivery of its Election to Participate to have represented and warranted as of the date thereof that:
(a) It is a corporation duly incorporated, validly existing in good standing under the laws of its jurisdiction of incorporation and is a Wholly-Owned
Consolidated  Subsidiary  of  the  Company;
(b) The execution and delivery by it of its Authorization Letter, its Election to Participate, the Guaranty (in the case of a Domestic Subsidiary only),  the  Security  Agreement (in the case of a Domestic Subsidiary only) and its Notes, if any, and the performance by it of this Agreement and the other Loan Documents to which it is a party are within its corporate powers; have been duly authorized by all necessary corporate action; require no action by or in respect of, or filing with, any governmental body, agency or official; do not contravene, or constitute a default under, any provision of any applicable law or regulation or of its certificate of incorporation or by-laws or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or such Eligible Borrower; and will not result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries other than Permitted Liens;
(c) This Agreement and each other Loan Document to which it is a party constitutes a legal, valid and binding obligation of such Eligible Borrower, enforceable against such Eligible Borrower in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability and the time barring of claims under any applicable limitations act;
(d) Except as disclosed in such Election to Participate, to the best knowledge the applicable Eligible Borrower, there is no income, stamp or other tax of any country, or any taxing authority thereof or therein, in the nature of withholding or otherwise, which is imposed on any payment to be made by such Eligible Borrower pursuant hereto or on any of its Notes, if any, or imposed on or by virtue of the execution, delivery, performance or enforcement of its Election to Participate or any of its Notes.
ARTICLE  VI
AFFIRMATIVE  COVENANTS
     So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder which is accrued and payable shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Company shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, 6.03 and 6.11) cause each Subsidiary to:
6.01     Financial  Statements
     . Deliver to the Administrative Agent, in form and detail reasonably satisfactory to the Administrative Agent and the Required Lenders:
(a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Company, a consolidated and consolidating balance sheet of the Company and its Subsidiaries as at the end of such fiscal year, and the related consolidated and consolidating statements of income or operations, shareholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any "going concern" or like qualification or exception or any qualification or exception as to the scope of such audit that would material to the Company and its Subsidiaries, taken as a whole; and
(b) as soon as available, but in any event within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, a consolidated and consolidating balance sheet of the Company and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated and consolidating statements of income or operations, shareholders' equity and cash flows for such fiscal quarter and for the portion of the Company's fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Company as fairly presenting the financial condition, results of operations, shareholders' equity and cash flows of the Company and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.
     As to any information contained in materials furnished pursuant to Section 6.02(b), the Company shall not be separately required to furnish such information under Section 6.01(a) or (b), but the foregoing shall not be in derogation of the obligation of the Company to furnish the information and materials described in Sections 6.01(a) and (b) at the times specified therein.
6.02     Certificates;  Other  Information
     . Deliver to the Administrative Agent, in form and detail satisfactory to the Administrative Agent and the Required Lenders:
(a) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by a
     Responsible  Officer  of  the  Company;
(b) promptly after the same are available, copies of each Form 10-K, Form 10-Q, Form 8-K and Form S-3, in each case, as filed with the SEC;
(c) promptly upon receipt thereof, copies of all notices, requests and other documents received by any Loan Party or any of its Subsidiaries under or pursuant to any instrument, indenture, loan or credit or similar agreement, in each case, that is material, regarding or related to any breach or default by any party thereto or any other event that could materially impair the value of the interests or the rights of any Loan Party or otherwise have a Material Adverse Effect and copies of any amendment, modification or waiver of any provision of any instrument, indenture, loan or credit or similar agreement and, from time to time upon request by the Administrative Agent, such information and reports regarding such instruments, indentures and loan and credit and similar agreements as the Administrative Agent may reasonably request;
(d) promptly after the assertion or occurrence thereof, notice of any Environmental Action against or of any noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit that could reasonably be expected to have a Material Adverse Effect;
(e) promptly after the Company has notified the Administrative Agent of any intention by the Company to treat the Loans and/or Letters of Credit and related transactions as being a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4), a duly completed copy of IRS Form 8886 or any successor form; and
(f) promptly, such additional information regarding the business, financial or corporate affairs of any Loan Party or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.
     Documents  required  to  be delivered pursuant to Section 6.01(a) or (b) or
Section 6.02(b) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Company posts such documents, or provides a link thereto on the Company's website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Company's behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and each Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Company shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Company to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Company shall notify (which may be by facsimile or electronic mail) the Administrative Agent and each Lender of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Company shall be required to provide paper copies of the Compliance Certificates required by Section 6.02(c) to the Administrative Agent. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Company with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
6.03     Notices
     .  Promptly  notify  the  Administrative  Agent  and  each  Lender:
(a) within 10 days after any officer of the Company obtains knowledge of the occurrence of any Default;
(b) within 10 days after any officer of the Company obtains knowledge of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect;
(c)     of  the  occurrence  of  any  ERISA  Event;
(d) of any material change in accounting policies or financial reporting practices by the Company; and
     Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Company setting forth details of the occurrence referred to therein and stating what action the Company has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.
6.04     Payment  of  Obligations
     .  Pay  and  discharge  as  the  same shall become due and payable, all its obligations  and  liabilities,  including  (a)  all  material  tax  liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary; (b) all material lawful claims which, if unpaid, would by law become a Lien upon its property; and (c) all material Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.
6.05     Preservation  of  Existence,  Etc
     . (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05; provided, however, that the Company and its Subsidiaries may cause to occur or consummate any merger or consolidation permitted under Section 7.04 or dissolution permitted under Section 7.05(f); (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.
6.06     Maintenance  of  Properties
     . Maintain, preserve and protect all of its material properties and equipment useful and necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted.
6.07     Maintenance  of  Insurance
     . Maintain with financially sound and reputable insurance companies not Affiliates of the Company, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons, provided that insurance coverage in respect of terrorism shall not be required.
6.08     Compliance  with  Laws
     . Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.
6.09     Books  and  Records
     . Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company or such Subsidiary, as the case may be; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Company or such Subsidiary, as the case may be.
6.10     Inspection  Rights
     . Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its officers, employees and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company.
6.11     Use  of  Proceeds
     . Use the proceeds of the Credit Extensions for working capital or other general corporate purposes not in contravention of any Law or of any Loan Document.
6.12     Covenant  to  Guarantee  Obligations  and  Give  Security
     . Upon (x) the request of the Administrative Agent following the occurrence and during the continuance of a Default, (y) the formation or acquisition of any new direct or indirect Domestic Subsidiaries by any Loan Party or (z) the acquisition of any property of a type described in the definition of Collateral by any Loan Party, and such property, in the judgment of the Administrative Agent, shall not already be subject to a perfected first priority security interest in favor of the Administrative Agent for the benefit of the Secured Parties, then the Company shall, in each case at the Company's expense:
(i) in connection with the formation or acquisition of a Domestic Subsidiary, within 10 Business Days after such formation or acquisition, cause each such Subsidiary, and cause each direct and indirect parent of such Subsidiary (if it has not already done so), to duly execute and deliver to the Administrative Agent a guaranty or guaranty supplement, in form and substance satisfactory to the Administrative Agent, guaranteeing the other Loan Parties' obligations under the Loan Documents,
(ii) within 10 Business Days after such request, formation or acquisition, furnish to the Administrative Agent a description of all of the property of a type described in the definition of Collateral of the Loan Parties and their respective Subsidiaries in detail satisfactory to the Administrative Agent,
(iii) within 15 Business Days after such request, formation or acquisition, duly execute and deliver, and cause each such Subsidiary and each direct and indirect parent of such Subsidiary (if it has not already done so) to duly execute and deliver, to the Administrative Agent pledges, assignments, Security Agreement Supplements and other security agreements (in each case, in respect of property of a type described in the definition of Collateral), as specified by and in form and substance reasonably satisfactory to the Administrative Agent, securing payment of all the Obligations of the applicable Loan Party, such Subsidiary or such parent, as the case may be, under the Loan Documents and constituting Liens on all such properties,
(iv) within 60 days after such request, formation or acquisition, deliver to the Administrative Agent, upon the request of the Administrative Agent in its sole discretion, a signed copy of a favorable opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties reasonably acceptable to the Administrative Agent as to the matters contained in clauses (i) and (iii) above, as to such guaranties, guaranty supplements, pledges, assignments, Security Agreement Supplements, and security agreements being legal, valid and binding obligations of each Loan Party party thereto enforceable in accordance with their terms, and
(v) at any time and from time to time, promptly execute and deliver any and all further instruments and documents and take all such other action as the Administrative Agent may deem reasonably necessary or desirable in obtaining the full benefits of, or in perfecting and preserving the Liens of, such guaranties, pledges, assignments, Security Agreement Supplements and security agreements;
     provided, however, that the Company shall be permitted to exempt any Subsidiary from the requirements of this Section 6.12 (whereby such Subsidiary will be a Non-Qualified Subsidiary for purposes of this Agreement), so long as
(x) the consolidated assets of such Non-Qualified Subsidiary shall not exceed 2.5% of the total assets of the Company and its Subsidiaries, taken as a whole, and (y) the assets of all Non-Qualified Subsidiaries, taken as a whole, shall not exceed 10% of the total assets of the Company and its Subsidiaries taken as a whole.
6.13     Compliance  with  Environmental  Laws
     . (a) Comply, and cause all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits; (b) obtain and renew all Environmental Permits necessary for its operations and properties; and (c) if required by Environmental Law, conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws; except in each case of (a), (b) and/or (c) above, where such non-compliance does not or could not be reasonably expected to have a Material Adverse Effect; provided, however, that neither the Company nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.
6.14     Further  Assurances
     . Promptly upon request by the Administrative Agent, (i) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, may reasonably require, whether in consultation with any other Agent or otherwise, from time to time in order to carry out more effectively the purposes of the Loan Documents.
6.15     Lien  Searches
     . Promptly following receipt of the acknowledgment copy of any UCC financing statements filed in any applicable jurisdiction by or on behalf of the Secured Parties, deliver to the Administrative Agent completed requests for information listing such financing statement and all other effective financing statements filed in such jurisdiction that name any Loan Party as debtor, together with copies of such other financing statements.
ARTICLE  VII
NEGATIVE  COVENANTS
     So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder which is accrued and payable shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Company shall not, nor shall it permit any Subsidiary to, directly or indirectly:
7.01     Liens
     . Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, or sign or file or suffer to exist under the Uniform Commercial Code of any jurisdiction a financing statement that names the Company or any of its Subsidiaries as debtor, or sign or suffer to exist any security agreement authorizing any secured party thereunder to file such financing statement, or assign any accounts  or  other  right  to  receive  income,  other  than  the  following:
(a)     Liens  pursuant  to  any  Loan  Document;
(b)     Permitted  Liens;
(c) Liens existing on the date hereof and listed on Schedule 5.08(b) and any renewals or extensions thereof, provided that the property covered thereby is not changed and the amount not increased or the direct or any contingent obligor changed and any renewal or extension of the obligations secured or benefited thereby  is  permitted  by  Section  7.03(b);  and
(d) Liens securing (i) factoring programs of Foreign Subsidiaries in an aggregate amount up to $20,000,000 at any time outstanding and (ii) Indebtedness permitted by Section 7.03(c) in an aggregate amount up to $25,000,000 at any time outstanding.
7.02     Investments
     .  Make  or  hold  any  Investments,  except:
(a) Investments outstanding as of the Closing Date (such Investments in excess of $1,000,000 are set forth on Schedule 7.02(a)) and any replacements of such Investments with Investments of equal amount thereto;
(b) deposits with, or time deposits with, including certificates of deposits issued by, (i) any office located in the United States of any bank or trust company that is organized under the laws of the United States or any state thereof and has capital surplus and undivided profits aggregating at least $100,000,000, (ii) any Lender or (iii) any foreign bank for which S&P or Moody's issues a rating of "A" or higher and which has capital surplus and undivided profits aggregating at least $100,000,000;
(c) Investments held by the Company or such Subsidiary in the form of Cash Equivalents;
(d) Investments made in another Person pursuant to a merger, stock or asset acquisition made in compliance with subsection (i) of Section 7.04(a);
(e)     Investments  to  the  extent permitted pursuant to Section 7.03 or 7.08;
(f)     Investments  consisting  of  Permitted  Swap  Obligations;
(g)     Investments  in  Blankets  Business;  and
(h) other Investments in an aggregate amount not to exceed $50,000,000 (of which an aggregate amount of up to $20,000,000 shall be available for Investments in joint ventures of the Company or its Subsidiaries, provided that, with respect to Grupo Eurocir, such transactions shall be required pursuant to the Joint Venture Agreement as in effect on the date hereof);
For the purposes hereof, the amount of any Investment shall be the original costs of such Investment plus the cost of all additions thereto, without adjustments for increases or decreases in value, write-ups, write-downs or write-offs with respect to such Investment.
7.03     Indebtedness
     .  Create,  incur,  assume  or  suffer  to  exist any Indebtedness, except:
(a)     Indebtedness  under  this  Agreement  and  the  other  Loan  Documents;
(b) Indebtedness (including, without limitation, credit lines) outstanding on the date hereof and listed on Schedule 7.03 and any refinancings, refundings, renewals or extensions thereof; provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder and, in respect of any such Indebtedness that is material, the direct and contingent obligors thereof shall not be changed, in each case, as a result of or in connection with such refinancing, refunding, renewal or extension; provided still further that the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such extending, refunding or refinancing Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Loan Parties or the Lenders than the terms of any agreement or instrument governing the Indebtedness being extended, refunded or refinanced;
(c) Indebtedness (in addition to the allowances in the other subsections of this Section 7.03) in an aggregate principal amount at any time outstanding not to exceed 10% of Tangible Assets; provided that the Company and its Subsidiaries shall not be permitted to incur additional Indebtedness under this subsection
(c) during the existence of an Event of Default or if an Event of Default would occur after giving effect to the incurrence of such Indebtedness;
(d) Indebtedness consisting of Guarantees of the Company with respect to (i) Indebtedness of any Subsidiary to the extent that such Subsidiary's Indebtedness is permitted to be incurred pursuant to a subsection (other than this subsection
(d)) and (ii) Indebtedness of any Person that is not a Subsidiary, provided that the aggregate principal amount of such Indebtedness shall not at any time exceed $10,000,000 (without giving effect to any write-offs or write-downs of such Indebtedness);
(e) intercompany loans (other than intercompany loans made to or by Grupo Eurocir in an amount exceeding $1,000,000) (i) involving only the Company and a Qualified Subsidiary, (ii) between Qualified Subsidiaries, (iii) between Non-Qualified Subsidiaries, (iv) from a Non-Qualified Subsidiary to the Company or a Qualified Subsidiary, in each case, so long as the payee with respect to such intercompany loans is Solvent, both before and after giving effect to such intercompany loan and (v) intercompany loans from the Company or any Qualified Subsidiary to a Non-Qualified Subsidiary in an aggregate amount for all such Indebtedness under this clause (v) not to exceed $20,000,000 at any time;
(f)     Indebtedness  consisting  of  Permitted  Swap  Obligations;
(g) Indebtedness of Grupo Eurocir or Indebtedness incurred pursuant to the terms of its existing joint venture arrangements; and
(h)     Indebtedness (other than Indebtedness of a type described in subsections
(a)  through  (g)  above)  subordinated  to  Indebtedness  under this Agreement.
7.04     Fundamental  Changes
     . Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:
(a) the Company or any Subsidiary may merge with or acquire another Person, through a stock, asset or any other similar transaction, which is the business of specialty chemicals or any related business and related equipment if (i) the Company or such Subsidiary is the surviving entity, (ii) such acquisition is friendly and is done with the recommendation of the acquiree's board of directors or similar governing body and (iii) the Company has delivered to the Administrative Agent a certificate executed by a Responsible Officer (A) certifying that no Default has occurred and is continuing both before and after giving effect to such transaction and (B) demonstrating pro forma compliance with Section 7.11 after giving effect to such transaction; and
(b) any Subsidiary of a Loan Party may merge with a Loan Party or a Wholly-Owned Consolidated Subsidiary of a Loan Party if (i) such Loan Party or such Wholly-Owned Consolidated Subsidiary, as the case may be, is the surviving entity of such merger and (ii) immediately after giving effect to such merger, no Default shall have occurred or be continuing.
7.05     Dispositions
     . Make any Disposition or enter into any agreement to make any Disposition, except:
(a)     Dispositions  of  obsolete  or  worn  out property, whether now owned or hereafter  acquired,  in  the  ordinary  course  of  business;
(b)     Dispositions  of  inventory  in  the  ordinary  course  of  business;
(c)     Dispositions  by  the  Company  to  any  Qualified  Subsidiary;
(d) other Dispositions (i) for fair market value, (ii) the proceeds of which shall be reinvested into the business of the Company and its Subsidiaries within 270 days from receipt of the Net Cash Proceeds therefor and (iii) so long as the Company is in pro forma compliance with the covenants contained in Section 7.11, both before and after giving effect to such Disposition;
(e)     Disposition  of  Grupo  Eurocir, Colorspan and/or the Blankets Business;
(f) the dissolution of any Subsidiary that (i) is not a Loan Party and (ii) is not material to the business of the Company and its Subsidiaries, taken as a whole; and
(g)     Dispositions  otherwise  expressly  permitted  under  the  terms of this
Agreement.
7.06     Restricted  Payments
     . Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, or issue or sell any Equity Interests or accept any capital contributions, other than (a) so long as no Default shall have occurred and be continuing at the time of any action described below or would result therefrom, Restricted Payments in an aggregate amount for all such Restricted Payments not to exceed (i) the sum of (A)
$50,000,000 and (B) 50% of Consolidated Net Income minus (ii) 100% of consolidated net losses (other than non-cash losses) and (b) in addition to Restricted Payments permitted under subsection (a) above, cash dividends by the Company not to exceed an aggregate amount of up to $7,200,000 for all such cash dividends; provided that this Section 7.06 shall not prohibit any dividend or distribution within 60 days after the declaration thereof if such declaration was not prohibited by this Section 7.06; provided further that, notwithstanding the foregoing, this Section 7.06 shall not prohibit or otherwise restrict the use of Excess Cash to repurchase capital stock of the Company, but solely to the extent that no Revolving Credit Loans are outstanding at the time of any such repurchase.
7.07     Change  in  Nature  of  Business
     . Engage in any material line of business substantially different from those lines of business conducted by the Company and its Subsidiaries on the date  hereof  or  any  business  substantially  related  or  incidental thereto.
7.08     Transactions  with  Affiliates
     . Enter into any transaction of any kind with any Affiliate of the Company, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Company or such Subsidiary as would be obtainable by the Company or such Subsidiary at the time in a comparable arm's length transaction with a Person other than an Affiliate, provided that the foregoing restriction shall not apply to:
(a) participation by the Company or any Subsidiary in, or effecting any transaction in connection with, any joint enterprise or other joint arrangement with any Affiliate if the Company or such Subsidiary, as applicable, participates in the ordinary course of its business and on a basis no less advantageous than the basis on which such Affiliate participates;
(b) any transactions among the Company and its wholly-owned Subsidiaries or with Grupo Eurocir, provided that, with respect to Grupo Eurocir, such transactions shall be required pursuant to the Joint Venture Agreement as in effect on the date hereof;
(c)     any  payment  from  any  Subsidiary  to  the  Company;  or
(d)     intercompany  Indebtedness  permitted  under  Section  7.03.
7.09     Burdensome  Agreements
     . Enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that (a) limits the ability (i) of any Loan Party to perform its obligations under any Loan Document or (ii) except as permitted under Section 7.01, of the Company or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person.
7.10     Use  of  Proceeds
     . Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund Indebtedness originally incurred for such purpose.
7.11     Financial  Covenants
     .
(a) Consolidated Minimum Net Worth. Permit Consolidated minimum net worth at any time to be less than an amount equal to (a) the sum of (i) $180,000,000,
(ii) an amount equal to 50% of the Consolidated Net Income earned in each full fiscal quarter ending after December 31, 2002 (with no deduction for a net loss in any such fiscal quarter) and (iii) an amount equal to 50% of the aggregate increases in Shareholders' Equity of the Company and its Subsidiaries after the date hereof by reason of the issuance and sale of capital stock or other Equity Interests of the Company or any Subsidiary (other than issuances to the Company or a wholly-owned Subsidiary), including upon any conversion of debt securities of the Company into such capital stock or other Equity Interests minus (b) the actual cumulative amount of Excess Cash used to repurchase capital stock of the Company since the Closing Date, to the extent that no Revolving Credit Loans were outstanding at the time of any such repurchase minus (c) non-cash charges that are not reasonably likely to become future cash charges.
(b) Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio as of the end of any fiscal quarter of the Company to be less than the ratio set forth below opposite such fiscal quarter:



Four Fiscal Quarters Ending:  Minimum Consolidated Interest Coverage Ratio
March 31, 2003 . . . . . . .                                      2.25:1.0
June 30, 2003. . . . . . . .                                      2.25:1.0
September 30, 2003 . . . . .                                      2.25:1.0
December 31, 2003. . . . . .                                      2.25:1.0
March 31, 2004 . . . . . . .                                      2.50:1.0
June 30, 2004. . . . . . . .                                      2.50:1.0
September 30, 2004 . . . . .                                      2.50:1.0
December 31, 2004. . . . . .                                      2.50:1.0
March 31, 2005 . . . . . . .                                      2.75:1.0
June 30, 2005. . . . . . . .                                      2.75:1.0
September 30, 2005 . . . . .                                      2.75:1.0
December 31, 2005. . . . . .                                      2.75:1.0
March 31, 2006 . . . . . . .                                      3.00:1.0
June 30, 2006. . . . . . . .                                      3.00:1.0



(c) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio at any time during any period of four fiscal quarters of the Company set forth below to be greater than the ratio set forth below opposite such period:



Four Fiscal Quarters Ending:  Maximum Consolidated Leverage Ratio
March 31, 2003 . . . . . . .                             3.75:1.0
June 30, 2003. . . . . . . .                             3.75:1.0
September 30, 2003 . . . . .                             3.75:1.0
December 31, 2003. . . . . .                             3.75:1.0
March 31, 2004 . . . . . . .                             3.50:1.0
June 30, 2004. . . . . . . .                             3.50:1.0
September 30, 2004 . . . . .                             3.50:1.0
December 31, 2004. . . . . .                             3.50:1.0
March 31, 2005 . . . . . . .                             3.25:1.0
June 30, 2005. . . . . . . .                             3.25:1.0
September 30, 2005 . . . . .                             3.25:1.0
December 31, 2005. . . . . .                             3.25:1.0
March 31, 2006 . . . . . . .                             3.25:1.0
June 30, 2006. . . . . . . .                             3.25:1.0


(d) Consolidated Senior Secured Leverage Ratio. Permit the Consolidated Senior Secured Leverage Ratio at any time during any period of four fiscal quarters of the Company set forth below to be greater than the ratio set forth below opposite such period:



Four Fiscal Quarters Ending for each quarter during the period below:  Maximum Consolidated Senior Secured Leverage Ratio
Closing Date through the Maturity Date. . . . . . . . . . . . . . . .                                            1.25:1.0


7.12     Amendments  of  Organization  Documents
     . Amend any of its Organization Documents in any manner that would conflict with its obligations under the Loan Documents.
7.13     Accounting  Changes
     . Make any (i) significant change in accounting policies or reporting practices, except as permitted or required by generally accepted accounting principles, or (ii) change its fiscal year.
7.14     Prepayments,  Etc.  of  Indebtedness
     . Unless the Company can demonstrate to the Administrative Agent, in a certificate of a Responsible Officer of the Company, pro forma compliance with the covenants contained in Section 7.11, both before and after giving effect to such prepayment, redemption, purchase, defeasance or other satisfaction of such Indebtedness, prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Indebtedness in an amount in excess of $5,000,000, except (i) the prepayment of the Credit Extensions in accordance with the terms of this Agreement and (ii) regularly scheduled or required repayments or redemptions of Indebtedness listed on Schedule 7.03, or amend, modify or change in any material manner any term or condition of any such Indebtedness listed on Schedule 7.03.
ARTICLE  VIII
EVENTS  OF  DEFAULT  AND  REMEDIES
8.01     Events  of  Default
     .  Any  of  the  following  shall  constitute  an  Event  of  Default:
(a) Non-Payment. The Company or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation, or (ii) within five days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any facility or other fee due hereunder, or (iii) within five days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or
(b) Specific Covenants. The Company fails to perform or observe any term, covenant or agreement contained in any of (i) Section 6.01, 6.02, or 6.03, if such failure continues for 3 Business Days or (ii) Section 6.05, 6.09, 6.10, 6.11, 6.12 or Article VII; or
(c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days; or
(d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Company or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading, in each case in any material respect, when made or deemed made; or
(e) Cross-Default. (i) Any Loan Party Significant Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee in excess of the Threshold Amount or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Company or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Company or any
Subsidiary is an Affected Party (as defined in such Swap Contract) and, in either event, the Swap Termination Value owed by the Loan Party or such
Subsidiary  as  a  result  thereof  is  greater  than  the  Threshold Amount; or
(f) Insolvency Proceedings, Etc. Any Loan Party or any Significant Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or
(g) Inability to Pay Debts; Attachment. (i) Any Loan Party or any Significant Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or
(h)     Judgments.  There  is  entered  against any Loan Party or any Subsidiary
(i) a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer is rated at least "A" by A.M. Best Company and does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 30 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or
(i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect, or (ii) the Company or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or
(j) Invalidity of Loan Documents. Any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or
(k)     Change  of  Control.  There  occurs  any  Change  of  Control;  or
(l) Collateral Document. Any Collateral Document after delivery thereof pursuant to Section 4.01 or 6.12 shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority lien on and security interest in the Collateral purported to be covered thereby and is not, upon request of any Agent, promptly corrected; or
8.02     Remedies  Upon  Event  of  Default
     . If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:
(a) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments  and  obligation  shall  be  terminated;
(b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company;
(c) require that the Company Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and
(d) exercise on behalf of itself, the other Agents and the Lenders all rights and remedies available to it, the other Agents and the Lenders under the Loan Documents or applicable Law;
provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Company under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Company to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of any Agent or any Lender.
8.03     Application  of  Funds
     . After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:
     First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including Attorney Costs and amounts payable under Article III) payable to the Administrative Agent in their capacities as such ratably among them in proportion to the amounts described in this clause First payable to them;
Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;
Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and L/C Borrowings, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;
Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them;
Fifth, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit;
Sixth, to the payment of all other Obligations of the Loan Parties owing under or in respect of the Loan Documents that are due and payable to the Agents and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date; and
Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Company or as otherwise required by Law.
Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.
ARTICLE  IX
ADMINISTRATIVE  AGENT
9.01     Appointment  and  Authorization  of  Administrative  Agent
     .
(a) Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this
Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.
(b) The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (i) provided to the Agents in this Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term "Agent" as used in this Article IX and in the definition of "Agent-Related Person" included the L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the L/C Issuer.
(c) The Administrative Agent shall also act as the "collateral agent" under the Loan Documents, and each of the Lenders (in its capacities as a Lender, Swing Line Lender (if applicable), L/C Issuer (if applicable) and a potential Hedge Bank) hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as "collateral agent" (and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article IX (including, without limitation, Section 9.07, as though such co-agents, sub-agents and attorneys-in-fact were the "collateral agent" under the Loan Documents) as if set forth in full herein with respect thereto.
9.02     Delegation  of  Duties
     . The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents or of exercising any rights and remedies thereunder) by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.
9.03     Liability  of  Administrative  Agent
     . No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by any Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or the perfection or priority of any Lien or security interest created or purported to be created under the Collateral Documents, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.
9.04     Reliance  by  Administrative  Agent
     .
(a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by the Administrative Agent.
     The Administrative Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.
(b)     For  purposes of determining compliance with the conditions specified in
Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
9.05     Notice  of  Default
     . The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Company referring to this Agreement, describing such Default and stating that such notice is a "notice of default." The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default as may be directed by the Required Lenders in accordance with
Article VIII; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable or in the best interest of the Lenders.
9.06 Credit Decision; Disclosure of Information by Administrative Agent . Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Company hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.
9.07     Indemnification  of  Administrative  Agent
     . Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person's own gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this Section 9.07 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Company. The undertaking in this Section shall survive termination of the Aggregate Commitments, the payment of all other Obligations and the resignation of the Administrative Agent.
9.08     Administrative  Agent  in  its  Individual  Capacities
     . Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire Equity Interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though Bank of America were not the Administrative Agent or the L/C Issuer hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding any Loan Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent or the L/C Issuer, and the terms "Lender" and "Lenders" include Bank of America in its individual capacity.
9.09     Successor  Administrative  Agent
     . The Administrative Agent may resign as Agent upon 30 days' notice to the Lenders; provided that any such resignation by Bank of America shall also constitute its resignation as L/C Issuer and Swing Line Lender. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be consented to by the Company at all times other than during the existence of an Event of Default (which consent of the Company shall not be unreasonably withheld or delayed). If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Company, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, the Person acting as such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent, L/C Issuer and Swing Line Lender and the respective terms "Administrative Agent," "L/C Issuer" and "Swing Line Lender" shall mean such successor agent, Letter of Credit issuer and swing line lender, the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated and the retiring L/C Issuer's and Swing Line Lender's rights, powers and duties as such shall be terminated, without any other or further act or deed on the part of such retiring L/C Issuer or Swing Line Lender or any other Lender, other than the obligation of the successor L/C Issuer to issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or to make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article IX and Sections 10.04 and 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement. If no successor agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor and upon the execution and filing or recording of such financing statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents. After any retiring Administrative Agent's resignation hereunder as the Administrative Agent, the provisions of this Article IX shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.
9.10     Administrative  Agent  May  File  Proofs  of  Claim
     . In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Company) shall be entitled and empowered, by intervention in such proceeding or otherwise
(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other
     Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.03(i) and (j), 2.09 and 10.04) allowed in such judicial proceeding; and
(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the
Administrative  Agent  under  Sections  2.09  and  10.04.
     Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.
9.11     Collateral  and  Guaranty  Matters
     .  The  Lenders  irrevocably  authorize  the  Administrative  Agent, at its option  and  in  its  discretion,
(a)     to  release  any  Lien  on  any  property  granted  to  or  held  by the
Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than contingent indemnification obligations not yet accrued and payable) and the expiration or termination of all Letters of Credit, (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii) subject to Section 10.01, if approved, authorized or ratified in writing by the Required Lenders; and
(b) to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.
     Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent's authority to release its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.11. In each case as specified in this Section 9.11, the Administrative Agent will, at the Company's expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents, or to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.11.
9.12     Administrative  Agent  as  English  Trustee
     .
(a) The Administrative Agent in its capacity as trustee or otherwise under the Loan Documents governed by English Law:
(i) is not liable for any failure, omission, or defect in perfecting or registering the security constituted or created by any Loan Document;
(ii) may accept without inquiry such title as any Borrower or any of its Subsidiaries may have to any asset secured by any Loan Document; and
(iii) is not under any obligation to hold any Loan Document or any other document in connection with the Loan Documents or the assets secured by any Loan Document (including title deeds) in its own possession or take any steps to protect or preserve the same. The administrative Agent may permit any Borrower or any of its Subsidiaries to retain any Loan Document or other document in its possession.
(b) Except as otherwise provided in the Loan Documents governed by English law, all moneys which under the trusts contained in the Loan Documents are received by the Administrative Agent in its capacity as trustee or otherwise may be invested in the name of or under the control of the Administrative Agent in any investment authorized by English law for the investment by a trustee of trust money or in any other investments which may be selected by the Administrative Agent. Additionally, the same may be placed on deposit in the name or under the control of the Administrative Agent with such Lender or institution (including the Administrative Agent itself) and upon such terms as the Administrative Agent may think fit.
9.13     Assignment  under  Dutch  Law
     . In connection with any assignment and delegation of all, or any part of, Loans, the Commitments, the L/C Obligations and the other rights or obligations of any Lender (or former Lender) hereunder, the Administrative Agent is authorized on behalf of both the assignor Lender and the assignee Lender, without necessity of any notice to or further consent from such Lenders (or former Lenders, if applicable), to take any action the Administrative Agent deems reasonably necessary or appropriate to assign a corresponding interest in the community of Lenders (which is a community in accordance with Article 166 (and subsequent articles) of Book 3 of the Dutch Civil Code), including, without limitation, the rights and interests of such assignor Lender (whether held directly or indirectly through the Administrative Agent) under any Loan Documents in any pledged stock or equity interest of any corporation or other legal entity organized under the laws of the Kingdom of the Netherlands and constituting Collateral, to the assignee Lender. The Administrative Agent will notify the Borrower and each pledgor of any pledged stock or entity on interests of any such corporation or other legal entity organized under the laws of the Kingdom of the Netherlands of the assignment of the rights under this Agreement and under any deed of pledge or similar Loan Documents evidencing such security interests to the assignee Lender in writing in advance. Each such pledgor and the Borrower acknowledge and agree that Lenders may assign their interests from time to time as described in this Section 9.13.
9.14     Other  Agents;  Arrangers  and  Managers
     . None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a "syndication agent," "documentation agent," "co-agent," "book manager," "lead manager," "arranger," "lead arranger" or "co-lead arranger" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, in the case of such Lenders, those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.
ARTICLE  X
MISCELLANEOUS
10.01     Amendments,  Etc
     . No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Company or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Company or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:
(a) waive any condition set forth in Section 4.01(a), or, in the case of the initial Credit Extension, Section 4.02, without the written consent of each
Lender;
(b) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;
(c) postpone any date scheduled for any payment of principal or interest under Sections 2.07 or 2.08, or any date fixed by the Administrative Agent for the payment of fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;
(d) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of "Default Rate" or to waive any obligation of the Company to pay interest at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;
(e) change any provision of this Section 10.01 or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;
(f) release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender;
(g) release all or substantially all of the value of the Guaranty, without the written consent of each Lender; or
(h) impose any greater restriction on the ability of any Lender to assign any of its rights or obligations hereunder without the written consent of Lenders having more than 50% of the Aggregate Credit Exposures then in effect. For purposes of this clause, the aggregate amount of each Lender's risk participation and funded participation in L/C Obligations and Swing Line Loans shall be deemed to be held by such Lender;
and provided further that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent under this Agreement or any other Loan Document; and (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.
10.02     Notices  and  Other  Communications;  Facsimile  Copies
     .
(a) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder or any other Loan Document shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or (subject to Section 10.02(c)) electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i) if to the Company, the Administrative Agent, the L/C Issuer or the Swing Line Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and
(ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Company, the Administrative Agent, the L/C Issuer and the Swing Line Lender.
All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and
(ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of Section 10.02(c)), when delivered; provided, however, that notices and other communications to the Administrative Agent, the L/C Issuer and the Swing Line Lender pursuant to
Article II shall not be effective until actually received by such Person. In no event shall a voicemail message be effective as a notice, communication or confirmation hereunder.
(b) Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on all Loan Parties, the Administrative Agent and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.
(c) Limited Use of Electronic Mail. Electronic mail and Internet and intranet websites may be used only to distribute routine communications, such as financial statements and other information as provided in Section 6.02, and to distribute Loan Documents for execution by the parties thereto, and may not be used for any other purpose.
(d) Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of the Company even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Company shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Company. All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
10.03     No  Waiver;  Cumulative  Remedies
     . No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
10.04     Attorney  Costs,  Expenses  and  Taxes
     . The Company agrees (a) to pay or reimburse the Administrative Agent for all reasonable costs and expenses incurred in connection with the development, preparation, negotiation, syndication and execution of this Agreement and the other Loan Documents, and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs, and (b) to pay or reimburse the Administrative Agent and each Lender for all reasonable costs and expenses incurred in connection with the enforcement of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by the Administrative Agent and the cost of independent public accountants and other outside experts retained by the Administrative Agent or any Lender. All amounts due under this
Section 10.04 shall be payable within ten Business Days after demand therefor. The agreements in this Section shall survive the termination of the Aggregate Commitments and repayment of all other Obligations.
10.05     Indemnification  by  the  Company
     . Whether or not the transactions contemplated hereby are consummated, the Company shall indemnify and hold harmless each Agent-Related Person, each Lender and their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the "Indemnitees") from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (c) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by the Company, any Subsidiary or any other Loan Party, or any Environmental Liability related in any way to the Company, any Subsidiary or any other Loan Party, or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"), in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, nor shall any Indemnitee have any liability for any indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date). In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 10.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents is consummated. All amounts due under this Section
10.05 shall be payable within ten Business Days after demand therefor. The agreements in this Section shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate
Commitments and the repayment, satisfaction or discharge of all the other Obligations.
10.06     Payments  Set  Aside
     . To the extent that any payment by or on behalf of the Company is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent  or  preferential,  set  aside or required (including pursuant to any settlement  entered  into  by  the  Administrative  Agent  or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then
(a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the higher of the Federal Funds Rate from time to time in effect and the cost of funds incurred by the Administrative Agent in respect of such amount in the case of Loans denominated in Committed Currencies.
10.07     Successors  and  Assigns
     .
(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Company may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of Section 10.07(b), (ii) by way of participation in accordance with the provisions of Section 10.07(d) or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.07(f) or (i). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this  Agreement.
(b) Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or  a  portion  of  its Commitment and the Loans (including for purposes of this
Section 10.07(b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an
Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loan of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed); (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to rights in respect of Swing Line Loans; (iii) any assignment of a Revolving Credit Commitment must be approved by the Administrative Agent, the L/C Issuer and the Swing Line Lender unless the Person that is the proposed assignee is itself a Revolving Credit Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and
(iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500. Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 10.07(c), from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, the Company (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.07(d).
(c) The Administrative Agent, acting solely for this purpose as an agent of the Company, shall maintain at the Administrative Agent's Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Company, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company, the Administrative Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(d) Any Lender may at any time, without the consent of, or notice to, the Company or the Administrative Agent, sell participations to any Person (other than a natural person or the Company or any of the Company's Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender's participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Company, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to
Section 10.01 that directly affects such Participant. Subject to Section 10.07(e), the Company agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.07(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender.
(e)     A Participant shall not be entitled to receive any greater payment under
Section  3.01  or  3.04  than  the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Company, to comply with Section 10.15 as though it were a Lender.
(f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(g)     As  used  herein,  the  following  terms  have  the  following meanings:
     "Eligible Assignee" means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent, (ii) in the case of any assignment of a Revolving Commitment, the L/C Issuer and the Swing Line Lender, and (iii) unless an Event of Default has occurred and is continuing, the Company (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, "Eligible Assignee" shall not include the Company or any of the Company's Affiliates or Subsidiaries.
"Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business. "Approved Fund" means any Fund that is administered or managed by (a) a Lender,
(b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
(h) Notwithstanding anything to the contrary contained herein, any Lender that is a Fund may create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities, provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 10.07,
(i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.
(i)     Notwithstanding  anything  to  the  contrary contained herein, if at any time  Bank  of  America  assigns  all  of  its Commitments and Loans pursuant to
Section 10.07(b), Bank of America may, (i) upon 30 days' notice to the Company and the Lenders, resign as L/C Issuer and/or (ii) upon 30 days' notice to the Company, resign as Swing Line Lender. In the event of any such resignation as L/C Issuer or Swing Line Lender, the Company shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that any failure by the Company to appoint any such successor shall not affect the resignation of Bank of America as L/C Issuer or Swing Line Lender, as the case may be. Except as provided in Section 2.03(a)(i), if Bank of America resigns as L/C Issuer, it shall retain all the rights and obligations of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to
Section 2.03(c)). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c).
10.08     Confidentiality
     . Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information, except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority; (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder;
(f) subject to an agreement containing provisions substantially the same as those of this Section 10.08, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative transaction relating to obligations of the Loan Parties; (g) with the consent of the Company; (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 10.08 or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Company; (i) to any state, Federal or foreign authority or examiner (including the National Association of Insurance Commissioners or any other similar organization) regulating any Lender; or (j) to any rating agency when required by it (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to the Loan Parties received by it from such Lender). In addition, the Agents and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Credit Extensions. For the purposes of this Section, "Information" means all information received from any Loan Party relating to any Loan Party or its business, other than any such information that is available to any Agent or any Lender on a nonconfidential basis prior to disclosure by any Loan Party; provided that, in the case of information received from a Loan Party after the date hereof, such information is clearly identified in writing at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 10.08 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such
Person would accord to its own confidential information. Notwithstanding anything herein to the contrary, "Information" shall not include, and the Administrative Agent and each Lender may disclose without limitation of any kind, any information with respect to the "tax treatment" and "tax structure" (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Administrative Agent or such Lender relating to such tax treatment and tax structure; provided that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the Loans, Letters of Credit and transactions contemplated hereby.
10.09     Setoff
     . In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuance of any Event of Default and the making of the request or the granting of the consent specified by Section 8.02 to authorize the Administrative Agent to declare the Loans due and payable pursuant to the provisions of Section 8.02, each Lender and each of their respective Affiliates is authorized at any time and from time to time, without prior notice to the Company or any other Loan Party, any such notice being waived by the Company (on its own behalf and on behalf of each Loan Party) to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness at any time owing by, such Lender to or for the credit or the account of the respective Loan Parties against any and all Obligations owing to such Lender hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not such Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness. Each Lender agrees promptly to notify the Company and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Administrative Agent and each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of setoff) that the Administrative Agent, such Lender and their respective Affiliates may have.
10.10     Interest  Rate  Limitation
     . Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "Maximum Rate"). If any Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Company. In determining whether the interest contracted for, charged, or received by an Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary  prepayments  and  the  effects  thereof,  and  (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
10.11     Counterparts
     . This Agreement and each other Loan Document may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier of an executed counterpart of a signature page to this Agreement and each other Loan Document shall be effective as delivery of an original executed counterpart of this Agreement and such other Loan Document. The Agents may also require that any such documents and signatures delivered by telecopier be confirmed by a manually-signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier.
10.12     Integration
     . This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Agents or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.
10.13     Survival  of  Representations  and  Warranties
     . All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by each Agent and each Lender, regardless of any investigation made by any Agent or any Lender or on their behalf and notwithstanding that any Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.
10.14     Severability
     . If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
10.15     Tax  Forms
     . (a) (i) Each Lender that is not a "United States person" within the meaning of Section 7701(a)(30) of the Code (a "Foreign Lender") shall deliver to the Administrative Agent, prior to receipt of any payment subject to withholding under the Code (or upon accepting an assignment of an interest herein), two duly signed completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Foreign Lender and entitling it to an exemption from, or reduction of, withholding tax on all payments to be made to such Foreign Lender by the Company pursuant to this Agreement) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Foreign Lender by the Company pursuant to this Agreement) or such other evidence satisfactory to the Company and the Administrative Agent that such Foreign Lender is entitled to an exemption from, or reduction of, U.S. withholding tax, including any exemption pursuant to Section 881(c) of the Code. Thereafter and from time to time, each such Foreign Lender shall (A) promptly submit to the Administrative Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to the Company and the Administrative Agent of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Foreign Lender by the Company pursuant to this Agreement, (B) promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (C) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws that the Company make any deduction or withholding for taxes from amounts payable to such Foreign Lender.
(ii) Each Foreign Lender, to the extent it does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Lender under any of the Loan Documents (for example, in the case of a typical participation by such Lender), shall deliver to the Administrative Agent on the date when such Foreign Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times as may be necessary in the determination of the Administrative Agent (in the reasonable exercise of its discretion), (A) two duly signed completed copies of the forms or statements required to be provided by such Lender as set forth above, to establish the portion of any such sums paid or payable with respect to which such Lender acts for its own account that is not subject to U.S. withholding tax, and (B) two duly signed completed copies of IRS Form W-8IMY (or any successor thereto), together with any information such Lender chooses to transmit with such form, and any other certificate or statement of exemption required under the Code, to establish that such Lender is not acting for its own account with respect to a portion of any such sums payable to such Lender.
(iii) The Company shall not be required to pay any additional amount to any Foreign Lender under Section 3.01 (A) with respect to any Taxes required to be deducted or withheld on the basis of the information, certificates or statements of exemption such Lender transmits with an IRS Form W-8IMY pursuant to this
Section 10.15(a) or (B) if such Lender shall have failed to satisfy the foregoing provisions of this Section 10.15(a); provided that if such Lender shall have satisfied the requirement of this Section 10.15(a) on the date such Lender became a Lender or ceased to act for its own account with respect to any payment under any of the Loan Documents, nothing in this Section 10.15(a) shall relieve the Company of its obligation to pay any amounts pursuant to Section
3.01 in the event that, as a result of any change in any applicable Law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender or other Person for the account of which such Lender receives any sums payable under any of the Loan Documents is not subject to withholding or is subject to withholding at a reduced rate.
(iv) The Administrative Agent may, without reduction, withhold any Taxes required to be deducted and withheld from any payment under any of the Loan Documents with respect to which the Company is not required to pay additional amounts under this Section 10.15(a).
(b) Upon the request of the Administrative Agent, each Lender that is a "United States person" within the meaning of Section 7701(a)(30) of the Code shall deliver to the Administrative Agent two duly signed completed copies of IRS Form W-9. If such Lender fails to deliver such forms, then the Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable back-up withholding tax imposed by the Code, without  reduction.
(c) If any Governmental Authority asserts that the Administrative Agent did not properly withhold or backup withhold, as the case may be, any tax or other amount from payments made to or for the account of any Lender, such Lender shall indemnify the Administrative Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section 10.15, and costs and expenses (including Attorney Costs) of the Administrative Agent. The obligation of the Lenders under this Section 10.15 shall survive the termination of the Aggregate Commitments, repayment of all other Obligations hereunder and the resignation of the Administrative Agent.
10.16     Replacement  of  Lenders
     . Under any circumstances set forth herein providing that the Company shall have the right to replace a Lender as a party to this Agreement, the Company may, upon notice to such Lender and the Administrative Agent, replace such Lender by causing such Lender to assign its Commitment (with the assignment fee to be paid by the Company in such instance) pursuant to Section 10.07(b) to one or more other Lenders or Eligible Assignees procured by the Company;
provided, however, that if the Company elects to exercise such right with respect to any Lender pursuant to Section 3.06(b), it shall be obligated to replace all Lenders that have made similar requests for compensation pursuant to
Section 3.01 or 3.04. The Company shall (x) pay in full all principal, interest, fees and other amounts owing to such Lender through the date of replacement (including any amounts payable pursuant to Section 3.05), (y) provide appropriate assurances and indemnities (which may include letters of credit) to the L/C Issuer and the Swing Line Lender as each may reasonably require with respect to any continuing obligation to fund participation interests in any L/C Obligations or any Swing Line Loans then outstanding, and
(z) release such Lender from its obligations under the Loan Documents. Any Lender being replaced shall execute and deliver an Assignment and Assumption with respect to such Lender's Commitment and outstanding Loans and participations in L/C Obligations and Swing Line Loans.
10.17     Governing  Law
     .
(a) THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(b)     ANY  LEGAL  ACTION  OR  PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY
OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE COMPANY, EACH AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE COMPANY, EACH AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. THE COMPANY, EACH AGENT AND EACH LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.
(c)     THE  COMPANY  HEREBY  IRREVOCABLY  DESIGNATES,  APPOINTS AND EMPOWERS US
CORPORATION SYSTEMS WITH OFFICES ON THE DATE HEREOF IN NEW YORK, NEW YORK (OR SUCH OTHER AGENT TO RECEIVE SERVICE OF PROCESS IN NEW YORK, NEW YORK (OR SUCH OTHER AGENT TO RECEIVE SERVICE OF PROCESS IN NEW YORK, NEW YORK AS A REASONABLY ACCEPTABLE TO THE ADMINISTRATIVE AGENT), AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON ITS BEHALF, AND IN RESPECT OF ITS PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING. IF FOR ANY REASON SUCH DESIGNEE, APPOINTEE, AND AGENT SHALL CEASE TO BE AVAILABLE TO ACT AS SUCH, THE COMPANY AGREES TO DESIGNATE A NEW DESIGNEE, APPOINTEE AND AGENT IN NEW YORK ON THE TERMS AND FOR THE PURPOSES OF THIS PROVISION SATISFACTORY TO THE ADMINISTRATIVE AGENT UNDER THIS AGREEMENT. THE COMPANY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE COMPANY AT ITS ADDRESS SET FORTH ON
SCHEDULE 12.02, SUCH SERVICE TO BECOME EFFECTIVE 10 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT UNDER THIS AGREEMENTS, ANY LENDER OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY BORROWER IN ANY OTHER JURISDICTION.
10.18     Judgment
     . (a) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase Dollars with such other currency at the Administrative Agent's principal office in London at 11:00 A.M. (London time) on the Business Day preceding that on which final judgment is given.
(b) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in a Committed Currency into Dollars, the parties agree to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase such Committed Currency with Dollars at the Administrative Agent's principal office in London at 11:00 A.M. (London time) on the Business Day preceding that on which final judgment is given.
(c) The obligation of the Company in respect of any sum due from it in any currency (the "Primary Currency") to any Lender or the Administrative Agent hereunder shall, notwithstanding any judgment in any other currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Administrative Agent (as the case may be), of any sum adjudged to be so due in such other currency, such Lender or the Administrative Agent (as the case may be) may in accordance with normal banking procedures purchase the applicable Primary Currency with such other currency; if the amount of the applicable Primary Currency so purchased is less than such sum due to such Lender or the Administrative Agent (as the case may be) in the applicable Primary Currency, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Administrative Agent (as the case may be) against such loss, and if the amount of the applicable Primary Currency so purchased exceeds such sum due to any Lender or the Administrative Agent (as the case may be) in the applicable Primary Currency, such Lender or the Administrative Agent (as the case may be) agrees to remit to the Company such excess.
10.19     Substitution  of  Currency
     . If a change in any Committed Currency occurs pursuant to any applicable law, rule or regulation of any governmental, monetary or multi-national authority, this Agreement (including, without limitation, the definitions of Eurocurrency Rate) will be amended to the extent determined by the Administrative Agent (acting reasonably and in consultation with the Company) to be necessary to reflect the change in currency and to put the Lenders and the Company in the same position, so far as possible, that they would have been in if no change in such Committed Currency had occurred.
10.20     Binding  Effect
     . This Agreement shall become effective when it shall have been executed by the Company and the Administrative Agent shall have been notified by each Lender, Swing Line Lender and the L/C Issuer that each such Lender, Swing Line Lender and the L/C Issuer has executed it and thereafter shall be binding upon and inure to the benefit of the Company, each Agent and each Lender and their respective successors and assigns, except that the Company shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.
10.21     Waiver  of  Right  to  Trial  by  Jury
     . EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 10.21 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

NYDOCS03/666015     MacDermid  2003  Credit  Agreement
     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.
MACDERMID,  INCORPORATED

By:
Name:
Title:

BANK  OF  AMERICA,  N.A.,  as
Administrative  Agent

By:  ________________________________
Name:  Wendy  Gorman
Title:    Managing  Director

BANK  OF  AMERICA,  N.A.,  as  a  Lender,  L/C  Issuer  and  Swing  Line  Lender

By:  ________________________________
Name:  Wendy  Gorman
Title:    Managing  Director

BANC  OF  AMERICA  SECURITIES  LLC,  as  Co-Lead  Arranger and Sole Book Manager

By:
Name:
                              Title:

FLEET  NATIONAL  BANK,  as  Co-Lead  Arranger  and  Lender

By:
Name:  Deanne  Horn
                              Title:    Director

CITIZENS  BANK  OF  MASSACHUSETTS

By:
Name:  Stephanie  Epkins
                              Title:    Vice  President

COMERICA  BANK

By:
Name:  Stacey  Judd
                              Title:     Account  Officer

ABN-AMRO  BANK  N.V.

By:
Name:
                              Title:

                                                                  EXECUTION COPY
                               SECURITY AGREEMENT
                              Dated April 28, 2003
                                      From
                         The Grantors referred to herein
                                   as Grantors
                                       to
                              Bank of America, N.A.
                             as Administrative Agent

                         T A B L E  O F  C O N T E N T S
Section     Page



Section 1 .  Grant of Security                                                                 2
Section 2..  Security for Obligations                                                          3
Section 3..  Grantors Remain Liable                                                            4
Section 4..  Representations and Warranties                                                    4
Section 5..  Further Assurances                                                                6
Section 6..  As to Inventory                                                                   7
Section 7..  Insurance                                                                         7
Section 8..  Post-Closing Changes; Bailees; Collections on Receivables and Related Contracts   8
Section 9..  As to Letter-of-Credit Rights                                                     9
Section 10.  Transfers and Other Liens                                                        10
Section 11.  Administrative Agent Appointed Attorney-in-Fact                                  10
Section 12.  Administrative Agent May Perform                                                 10
Section 13.  The Administrative Agent's Duties                                                10
Section 14.  Remedies                                                                         11
Section 15.  Indemnity and Expenses                                                           12
Section 16.  Amendments; Waivers; Additional Grantors; Etc.                                   13
Section 17.  Notices; Etc.                                                                    13
Section 18.  Continuing Security Interest; Assignments under the Credit Agreement             14
Section 19.  Release; Termination                                                             14
Section 20.  Execution in Counterparts                                                        15
Section 21.  Jurisdiction                                                                     15
Section 22.  Governing Law                                                                    15
Section 23.  Waiver of Jury Trial                                                             15






Schedules
------------
Schedule I      -  Location, Chief Executive Office, Place Where
                   Agreements Are Maintained, Type of Organization,
                   Jurisdiction of Organization and Organizational
                   Identification Number
Schedule II.    -  Pledged Equity and Pledged Debt
Schedule III    -  Locations of Inventory
Schedule IV.    -  Changes in Name, Location, Etc.







Exhibits
--------
Exhibit A    -  Form of Security Agreement Supplement
Exhibit B    -  Form of Sharing of Payments Letter

                               SECURITY AGREEMENT
     SECURITY AGREEMENT dated April 28, 2003, made by MacDERMID, INCORPORATED, a Connecticut corporation (the "Borrower"), the other Persons listed on the signature pages hereof and the Additional Grantors (as defined in Section 16) (the Borrower, the Persons so listed and the Additional Grantors being, collectively, the "Grantors"), to BANK OF AMERICA, N.A., as administrative agent (in such capacity, together with any successor collateral agent appointed pursuant to Article IX of the Credit Agreement (as hereinafter defined), the "Administrative Agent") for the Lenders (as defined in the Credit Agreement), the Administrative Agent, the Swap Creditors (as hereinafter defined) and the Bilateral Lenders (as hereinafter defined). The Lenders, the Administrative Agent, the Swap Creditors and the Bilateral Lenders, collectively, being the "Secured Parties".
PRELIMINARY  STATEMENTS.
(1) The Borrower, the Lenders from time to time party thereto and the Administrative Agent are party to the Credit Agreement, dated as of April 28, 2003 (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms and in effect, the "Credit Agreement").
(2) Pursuant to the Credit Agreement, the Grantors are entering into this Agreement in order to grant to the Administrative Agent for the ratable benefit of the Secured Parties a security interest in the Collateral (as hereinafter defined).
(3) Each Grantor is the owner of shares of stock or other Equity Interests (the "Initial Pledged Equity") set forth opposite such Grantor's name on and as otherwise described in Part I of Schedule II hereto and issued by the Persons named therein and of the indebtedness (the "Initial Pledged Debt") set forth opposite such Grantor's name on and as otherwise describe in Part II of Schedule II hereto and issued by the obligors named therein.
(4) It is a condition precedent to the Initial Credit Extension (as defined in the Credit Agreement), that the Grantors shall have granted the assignment and security interest and made the pledge and assignment contemplated by this Agreement.
(5) Each Grantor will derive substantial direct and indirect benefit from the transactions contemplated by the Loan Documents.
(6) Terms defined in the Credit Agreement and not otherwise defined in this Agreement are used in this Agreement as defined in the Credit Agreement. Further, unless otherwise defined in this Agreement or in the Credit Agreement, terms defined in Article 8 or 9 of the UCC (as defined below) and/or in the Federal Book Entry Regulations (as defined below) are used in this Agreement as such terms are defined in such Article 8 or 9 and/or the Federal Book Entry Regulations. "UCC" means the Uniform Commercial Code as in effect, from time to time, in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any
Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, "UCC" means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority. The term "Federal Book Entry Regulations" means (a) the federal regulations contained in Subpart B ("Treasury/Reserve Automated Debt Entry System (TRADES)") governing book-entry securities consisting of U.S. Treasury bonds, notes and bills and Subpart D ("Additional Provisions") of 31 C.F.R. Part 357, 31 C.F.R. 357.2, 357.10
through   357.14  and   357.41  through   357.44  and  (b)  to  the  extent
substantially identical to the federal regulations referred to in clause (a) above (as in effect from time to time), the federal regulations governing other book-entry securities.
     NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to enter into the Credit Agreement and to make Loans and issue Letters of Credit under the Credit Agreement from time to time, each Grantor hereby agrees with the Administrative Agent for the ratable benefit of the Secured Parties as follows:
Section  1.     Grant  of  Security
     . Each Grantor hereby pledges to the Administrative Agent, for the ratable benefit of the Secured Parties, and hereby grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in, such Grantor's right, title and interest in and to the following, in each case, as to each type of property described below, whether now owned or hereafter acquired by such Grantor, wherever located, and whether now or hereafter existing or arising (collectively, the "Collateral"):
(a) all inventory located in the United States of America in all of its forms, including, without limitation, (i) all raw materials, work in process, finished goods and materials used or consumed in the manufacture, production, preparation or shipping thereof, (ii) similar goods in which such Grantor has an interest in mass or a joint or other interest or right of any kind (including, without limitation, goods in which such Grantor has an interest or right as consignee) and (iii) goods that are returned to or repossessed or stopped in transit by such Grantor), and all accessions thereto and products thereof and documents therefor, and all software related thereto, including, without limitation, software that is embedded in and is part of the inventory but excluding in each case equipment (other than finished goods), fixtures, real estate and improvements thereon (any and all such property being the "Inventory");
(b) all Accounts, as defined in Section 9-102 of the UCC that are payable in the United States of America and/or payable to any Grantor organized under a jurisdiction located in the United States of America, arising out of or in connection with the sale or lease of goods or the rendering of services and whether or not earned by performance (being the "Receivables"), and all rights now or hereafter existing in and to all supporting obligations and in and to all security agreements, mortgages, Liens, leases, letters of credit and other contracts securing or otherwise relating to the foregoing property (being the "Related Contracts");
(c)     the  following  (the  "Security  Collateral"):
(i) the Initial Pledged Equity and the certificates, if any, representing the Initial Pledged Equity, and all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Initial Pledged Equity and all subscription warrants, rights or options issued thereon or with respect thereto;
(ii) the Initial Pledged Debt and the instruments, if any, evidencing the Initial Pledged Debt, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Initial Pledged Debt;
(iii) all additional shares of stock and other Equity Interests of or in any issuer of the Initial Pledged Equity or any successor entity from time to time acquired by such Grantor in any manner (such shares and other Equity Interests, together with the Initial Pledged Equity, being the "Pledged Equity"; provided, however, that at all times, with respect to capital stock of Foreign
Subsidiaries, only 66% of the capital stock of such Grantor's Foreign Subsidiaries shall be considered Pledged Equity), and the certificates, if any, representing such additional shares, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares;
(iv) all additional indebtedness from time to time owed to such Grantor by any obligor of the Initial Pledged Debt or any successor entity (such indebtedness, together with the Initial Pledged Debt, being the "Pledged Debt") and the instruments, if any, evidencing such indebtedness, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness; and
(d) all books and records (including, without limitation, customer lists, credit files, computer programs, software, printouts and other computer materials and records) of such Grantor pertaining to any of the Collateral; and
(e) all proceeds of, collateral for, and supporting obligations relating to, any and all of the Collateral (including, without limitation, proceeds, collateral and supporting obligations that constitute property of the types described in clauses (a) through (d) of this Section 1 and this clause (e)) and, to the extent not otherwise included, all payments under insurance (whether or not the Administrative Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral.
Section  2.     Security  for  Obligations
     . This Agreement secures, in the case of each Grantor, (i) the payment of all Obligations of such Grantor now or hereafter existing under the Loan Documents, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, fees, premiums, penalties, indemnifications, contract causes of action, costs, expenses or otherwise or any Obligations in respect of cash management services owing to any Lender Party and
(ii) all obligations of such Grantor under any Secured Swap Contract entered into with a Swap Creditor in compliance with the Credit Agreement, or under any bilateral credit agreement (a "Secured Bilateral") entered into by the Borrower or a Subsidiary of the Borrower that is organized under the laws of the United States with any Lender (a "Bilateral Lender") in compliance with the Credit Agreement, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, fees, premiums, penalties, indemnifications, contract causes of action, costs, expenses or otherwise, but only to the extent (x) that the Borrower has consented in writing to the addition of any such Swap Creditor and/or Bilateral Lender and (y) each such Swap Creditor or each such Bilateral Lender has executed and delivered to the Administrative Agent a letter in substantially the form of Exhibit B hereto (all such obligations being the "Secured Obligations").
Section  3.     Grantors  Remain  Liable
     . Anything herein to the contrary notwithstanding, (a) each Grantor shall remain liable under the contracts and agreements included in such Grantor's Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Administrative Agent of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral and (c) no Secured Party shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, any other Loan Document, any Swap Contract or any Secured Bilateral nor shall any Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.
Section  4.     Representations  and  Warranties
     .  Each  Grantor  represents  and  warrants  as  follows:
(a) Such Grantor's exact legal name, as defined in Section 9-503(a) of the UCC, is correctly set forth in Schedule I hereto. Such Grantor is located (within the meaning of Section 9-307 of the UCC) and has its chief executive office, and the office in which it maintains all originals of all chattel paper that evidence Receivables of such Grantor, in the state or jurisdiction set forth in Schedule I hereto. The information set forth in Schedule I hereto with respect  to  such  Grantor  is  true and accurate in all material respects.
(b) All Inventory (other than Inventory in transit in the ordinary course of business) of such Grantor is located at the places specified therefor in
Schedule III hereto, as such Schedule III may be amended from time to time pursuant to Section 6(a). All Security Collateral consisting of certificated securities and instruments have been delivered to the Administrative Agent.
(c) Such Grantor is the legal and beneficial owner of the Collateral of such Grantor free and clear of any Lien, claim, option or right of others, except for the security interest created under this Agreement and as otherwise permitted under the Credit Agreement. No effective financing statement or other instrument similar in effect covering all or any part of such Collateral or listing such Grantor or any trade name of such Grantor as debtor is on file in any recording office, except such as may have been filed in favor of the
Administrative Agent relating to the Loan Documents or as otherwise permitted under the Credit Agreement.
(d) Such Grantor has exclusive possession and control of the Inventory other than Inventory in transit and Inventory stored at any leased premises or warehouse, as such Schedule III may be amended from time to time pursuant to
Section  6(a).
(e)     The  Pledged  Equity  pledged  by  such  Grantor hereunder has been duly authorized and validly issued and is fully paid and non-assessable. With respect to the Pledged Equity that is an uncertificated security, such Grantor has caused the issuer thereof either (i) to register the Administrative Agent as the registered owner of such security or (ii) to agree in an authenticated record with such Grantor and the Administrative Agent that such issuer will comply with instructions with respect to such security originated by the Administrative Agent without further consent of such Grantor. If such Grantor is an issuer of Pledged Equity, such Grantor confirms that it has received notice of such security interest. The Pledged Debt pledged by such Grantor hereunder is, to the best of each Grantor's knowledge, the legal, valid and binding obligation of the issuers thereof and is not in default and, if evidenced by one or more promissory notes, shall be delivered to the Collateral Agent.
(f) The Initial Pledged Equity pledged by such Grantor constitutes the percentage of the issued and outstanding Equity Interests of the issuers thereof indicated on Schedule II hereto. The Initial Pledged Debt constitutes all of the outstanding indebtedness owed to such Grantor by the issuers thereof and is outstanding in the principal amount indicated on Schedule II hereto.
(g) All filings and other actions (including, without limitation, (A) actions necessary to obtain control of Collateral as provided in Sections 9-105 and 9-107 of the UCC, as in effect in the jurisdiction governing such transferable record and (B) actions necessary to perfect the Administrative Agent's security interest with respect to Collateral evidenced by a certificate of ownership) necessary to perfect the security interest in the Collateral of such Grantor created under this Agreement have been duly made or taken and are in full force and effect.
(h) No authorization or approval or other action by (other than UCC filings) any governmental authority or regulatory body or any other third party is required for (i) the grant by such Grantor of the assignment, pledge and security  interest  granted  hereunder  or  for  the  execution,  delivery  or performance  of  this  Agreement  by  such  Grantor,  (ii)  the  perfection  or maintenance of the assignment, pledge and security interest created hereunder (including the first priority nature of such assignment, pledge or security interest, if applicable), except for the filing of financing and continuation statements under the UCC, which financing statements have been duly filed and are in full force and effect, or (iii) the exercise by the Administrative Agent of its rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement.
(i) The Inventory that has been produced or distributed by such Grantor has been produced in compliance with all requirements of applicable law, including, without limitation, the Fair Labor Standards Act.
Section  5.     Further  Assurances
     . (a) Each Grantor agrees that from time to time, at the expense of such Grantor, such Grantor will promptly execute and deliver, or otherwise authenticate, all further instruments and documents, and take all further action that may be necessary or reasonably desirable, or that the Administrative Agent may reasonably request, in order to perfect and protect any pledge or security interest granted or purported to be granted by such Grantor hereunder or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral of such Grantor. Without limiting the generality of the foregoing, each Grantor will promptly with respect to Collateral of such Grantor: (i) upon the occurrence and during the continuance of an Event of Default, at the request of the Administrative Agent, mark conspicuously each document included in Inventory, each chattel paper included in Receivables, each Related Contract and, each of its records pertaining to such Collateral with a legend, in form and substance satisfactory to the Administrative Agent, indicating that such document, chattel paper or Collateral is subject to the security interest granted hereby; (ii) upon the occurrence and during the continuance of an Event of Default, at the request of the Administrative Agent, if any such Collateral shall be evidenced by a promissory note or other instrument or chattel paper, deliver and pledge to the Administrative Agent hereunder such note or instrument or chattel paper duly indorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Administrative Agent; (iii) execute or authenticate and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or reasonably desirable, or as the Administrative Agent may reasonably request, in order to perfect and preserve the security interest granted or purported to be granted by such Grantor hereunder; (iv) upon the occurrence and during the continuance of an Event of Default, at the request of the Administrative Agent, take all action necessary to ensure that the Administrative Agent has control of Collateral consisting of electronic chattel paper, letter-of-credit rights and transferable records as provided in Sections 9-105 and 9-107 of the UCC; (v) upon the occurrence and during the continuance of an Event of Default, at the request of the Administrative Agent, take all action to ensure that the Administrative Agent's security interest hereunder is noted on any certificate of ownership related to any Collateral evidenced by a certificate of ownership; and (vi) deliver to the Administrative Agent evidence that all other action that the Administrative Agent may deem reasonably necessary or desirable in order to perfect and protect the security interest created by such Grantor under this Agreement has been taken.
(b) Each Grantor hereby authorizes the Administrative Agent to file one or more financing or continuation statements, and amendments thereto covering all assets and personal property of a type described in the definition of Collateral, including, without limitation, one or more financing statements, in each case without the signature of such Grantor, and regardless of whether any particular asset described in such financing statements falls within the scope of the UCC, provided that in each case all such assets fall within the granting clause of this Agreement. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law. Each Grantor ratifies its authorization for the Administrative Agent to have filed such financing statements, continuation statements or amendments filed prior to the date hereof.
(c) Each Grantor will furnish to the Administrative Agent from time to time statements and schedules further identifying and describing the Collateral of such Grantor and such other reports in connection with such Collateral as the Administrative Agent may reasonably request, all in reasonable detail.
Section  6.     As  to  Inventory
     . (a) Each Grantor will keep Inventory of such Grantor (other than Inventory sold in the ordinary course of business) at the places therefor specified in Section 4(b) or at such other places designated by such Grantor in such notice. Upon the giving of such notice, Schedule II hereto shall be automatically  amended  to  add  any  new  locations  specified  in  the notice.
(b) Each Grantor will promptly furnish to the Administrative Agent a statement respecting any loss or damage exceeding $1,000,000 to any of the Inventory of such Grantor.
(c) Each Grantor will pay promptly, unless being contested in good faith, when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including, without limitation, claims for labor, materials and supplies) against, the Inventory of such Grantor. In producing its Inventory, each Grantor will comply in all material respects with all requirements of applicable law, including, without limitation, the Fair Labor Standards Act.
Section  7.     Insurance
     . (a) Each Grantor will, at its own expense, maintain insurance with respect to the Inventory of such Grantor in such amounts, against such risks, in such form and with such insurers, as shall be reasonably satisfactory to the Administrative Agent from time to time. Each policy of each Grantor for liability insurance shall provide for all losses to be paid on behalf of the Administrative Agent and such Grantor as their interests may appear. Each such policy shall in addition (i) name such Grantor and the Administrative Agent as insured parties thereunder (without any representation or warranty by or obligation upon the Administrative Agent) as their interests may appear, (ii) not provide for any recourse against the Administrative Agent or any other Secured Party for payment of premiums or other amounts with respect thereto and
(iii) provide that at least 10 days' prior written notice of cancellation or of lapse shall be given to the Administrative Agent by the insurer. Each Grantor will, if so requested by the Administrative Agent, deliver to the Administrative Agent original or duplicate certificates of such insurance and, as often as the Administrative Agent may reasonably request, a report of a reputable insurance broker with respect to such insurance.
(b) Reimbursement under any liability insurance maintained by any Grantor pursuant to this Section 7 may be paid directly to the Person who shall have incurred liability covered by such insurance. In case of any loss involving damage to Inventory when subsection (c) of this Section 7 is not applicable, the applicable Grantor will make or cause to be made the necessary repairs to or replacements of such Inventory, and any proceeds of insurance properly received by or released to such Grantor shall be used by such Grantor, except as otherwise required hereunder or by the Credit Agreement, to pay or as reimbursement  for  the  costs  of  such  repairs  or  replacements.
(c) So long as no Event of Default shall have occurred and be continuing, all insurance payments received by the Administrative Agent in connection with any loss, damage or destruction of any Inventory will be released by the Administrative Agent to the applicable Grantor for the repair, replacement or restoration thereof. Upon the occurrence and during the continuance of any Event of Default or the actual or constructive total loss (in excess of $10,000,000 per occurrence) of any Inventory, all insurance payments in respect of such Inventory shall be paid to the Administrative Agent and shall, in the Administrative Agent's sole discretion, (i) be released to the applicable Grantor to be applied as set forth in the first sentence of this subsection (c) or (ii) be held as additional Collateral hereunder or applied as specified in
Section  15(b).
Section 8. Post-Closing Changes; Bailees; Collections on Receivables and Related Contracts
     . (a) No Grantor will change its name, type of organization, jurisdiction of organization, organizational identification number from those set forth in
Section 4(a) without first giving at least 30 days' prior written notice to the Administrative Agent and taking all action reasonably required by the
Administrative Agent for the purpose of perfecting or protecting the security interest granted by this Agreement. Each Grantor will hold and preserve its records relating to the Collateral, including, without limitation, the Related Contracts, and will permit representatives of the Administrative Agent at any time during normal business hours to inspect and make abstracts from such records and other documents. If the Grantor does not have an organizational identification number and later obtains one, it will forthwith notify the Administrative Agent of such organizational identification number.
(b) If any Collateral of any Grantor is at any time in the possession or control of a warehouseman, bailee or agent, or if the Administrative Agent so requests, such Grantor will (i) notify such warehouseman, bailee or agent of the security interest created hereunder, (ii) upon the occurrence and during the continuance of an Event of Default, at the request of the Administrative Agent, instruct such warehouseman, bailee or agent to hold all such Collateral solely for the Administrative Agent's account subject only to the Administrative Agent's instructions, (iii) upon the occurrence and during the continuance of an Event of Default, at the request of the Administrative Agent, use best efforts to cause such warehouseman, bailee or agent to authenticate a record acknowledging that it holds possession of such Collateral for the Administrative Agent's benefit and shall act solely on the instructions of the Administrative Agent without the further consent of the Grantor or any other Person, and (iv) upon the occurrence and during the continuance of an Event of Default, at the request of the Administrative Agent, make such authenticated record available to the Administrative Agent.
(c) Except as otherwise provided in this subsection (c), each Grantor will continue to collect, at its own expense, all amounts due or to become due to such Grantor under the Receivables and Related Contracts. In connection with such collections, such Grantor may take (and, at the Administrative Agent's direction, will take) such action as such Grantor or the Administrative Agent may deem necessary or reasonably advisable to enforce collection of the Receivables and Related Contracts; provided, however, that the Administrative Agent shall have the right at any time, upon the occurrence and during the continuance of a Default or an Event of Default and upon written notice to such Grantor of its intention to do so, to notify the obligors under any Receivables and Related Contracts of the assignment of such Receivables and Related Contracts to the Administrative Agent and to direct such obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to the Administrative Agent and, upon such notification and at the expense of such Grantor, to enforce collection of any such Receivables and Related Contracts, to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done, and to otherwise exercise all rights with respect to such Receivables and Related Contracts, including, without limitation, those set forth set forth in Section 9-607 of the UCC. After receipt by any Grantor of the notice from the Administrative Agent referred to in the proviso to the preceding sentence, (i) all amounts and proceeds (including, without limitation, instruments) received by such Grantor in respect of the Receivables and Related Contracts of such Grantor shall be received in trust for the benefit of the Administrative Agent and the other Secured Parties hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Administrative Agent in the same form as so received (with any necessary indorsement) and if any Event of Default shall have occurred and be continuing, applied as provided in Section 14(b) and (ii) such Grantor will not adjust, settle or compromise the amount or payment of any Receivable or amount due on any Related Contract, release wholly or partly any obligor thereof, or allow any credit or discount thereon. No Grantor will permit or consent to the subordination of its right to payment under any of the Receivables and Related Contracts to any other indebtedness or obligations of the obligor thereof.
Section  9.     As  to  Letter-of-Credit  Rights
     . (a) Each Grantor, by granting a security interest in its Receivables consisting of letter-of-credit rights to the Administrative Agent, intends to (and hereby does) assign to the Administrative Agent for the benefit of the Secured Parties its rights (including its contingent rights) to the proceeds of all Related Contracts consisting of letters of credit of which it is or hereafter becomes a beneficiary.
(b) Upon the occurrence and during the continuance of a Default or Event of Default, each Grantor will, promptly upon request by the Administrative Agent,
(i) notify (and such Grantor hereby authorizes the Administrative Agent to notify) the issuer and each nominated person with respect to each of the Related
     Contracts consisting of letters of credit that the proceeds thereof have been assigned to the Administrative Agent hereunder and any payments due or to become due in respect thereof are to be made directly to the Administrative Agent or its designee and (ii) arrange for the Administrative Agent to become the transferee beneficiary of letter of credit.
Section  10.     Transfers  and  Other  Liens
     . Each Grantor agrees that it will not (i) sell, assign or otherwise dispose of, or grant any option with respect to, any of the Collateral, other than sales, assignments and other dispositions of Collateral, and options relating  to  Collateral,  permitted under the terms of the Credit Agreement, or
(ii) create or suffer to exist any Lien upon or with respect to any of the Collateral of such Grantor except for the pledge, assignment and security interest created under this Agreement and Permitted Liens.
Section  11.     Administrative  Agent  Appointed  Attorney-in-Fact
     . Upon the occurrence and during the continuance of an Event of Default, each Grantor hereby irrevocably appoints the Administrative Agent such Grantor's attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time in the
Administrative Agent's discretion, to take any action and to execute any instrument that the Administrative Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:
(a) to obtain and adjust insurance required to be paid to the Administrative Agent pursuant to Section 7,
(b) to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral,
(c) to receive, indorse and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) or (b) above, and
(d) to file any claims or take any action or institute any proceedings that the Administrative Agent may deem necessary or reasonably desirable for the collection of any of the Collateral or otherwise to enforce compliance with the terms and conditions of any rights of the Administrative Agent with respect to any of the Collateral.
Section  12.     Administrative  Agent  May  Perform
     . If any Grantor fails to perform any agreement contained herein, the Administrative Agent may, upon the occurrence and during the continuance of a Default or an Event of Default, take such action as the Administrative Agent reasonably deems necessary to protect the security interest granted hereunder in the Collateral or to protect the value thereof, but without any obligation to do so and without notice, itself perform, or cause performance of, such agreement, and the reasonable expenses of the Administrative Agent incurred in connection therewith shall be payable by such Grantor under Section 15.
Section  13.     The  Administrative  Agent's  Duties
     . (a) The powers conferred on the Administrative Agent hereunder are solely to protect the Secured Parties' interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Administrative Agent shall have no duty as to any Collateral, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which it accords its own property.
(b) Anything contained herein to the contrary notwithstanding, the Administrative Agent may from time to time, when the Administrative Agent deems it to be necessary, appoint one or more subagents (each a "Subagent") for the Administrative Agent hereunder with respect to all or any part of the Collateral. In the event that the Administrative Agent so appoints any Subagent with respect to any Collateral, (i) the assignment and pledge of such Collateral and the security interest granted in such Collateral by each Grantor hereunder shall be deemed for purposes of this Security Agreement to have been made to such Subagent, in addition to the Administrative Agent, for the ratable benefit of the Secured Parties, as security for the Secured Obligations of such Grantor, (ii) such Subagent shall automatically be vested, in addition to the Administrative Agent, with all rights, powers, privileges, interests and remedies of the Administrative Agent hereunder with respect to such Collateral, and (iii) the term "Administrative Agent," when used herein in relation to any rights, powers, privileges, interests and remedies of the Administrative Agent with respect to such Collateral, shall include such Subagent; provided, however, that no such Subagent shall be authorized to take any action with respect to any such Collateral unless and except to the extent expressly authorized in writing by the Administrative Agent.
Section  14.     Remedies
     .  If  any  Event  of  Default  shall  have  occurred  and  be  continuing:
(a) The Administrative Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral) and also may: (i) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of the Administrative Agent forthwith, assemble all or part of the Collateral as directed by the Administrative Agent and make it available to the Administrative Agent at a place and time to be designated by the Administrative Agent that is reasonably convenient to both parties; (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Administrative Agent's offices or elsewhere, for cash, on credit or for future delivery (without assumption of any credit risk), and upon such other terms as the Administrative Agent may deem commercially reasonable; (iii) occupy any premises owned or leased by any of the Grantors where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to such Grantor in respect of such occupation; and (iv) exercise any and all rights and remedies of any of the Grantors under or in connection with the Collateral, or otherwise in respect of the Collateral, including, without limitation, (A) any and all rights of such Grantor to demand or otherwise require payment of any amount under, or performance of any provision of, the Receivables, the Related Contracts and the other Collateral and (B) exercise all other rights and remedies with respect to the Receivables, the Related Contracts and the other Collateral, including, without limitation, those set forth in Section 9-607 of the UCC. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten business days' prior notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place  to  which  it  was  so  adjourned.
(b) Any cash held by or on behalf of the Administrative Agent and all cash proceeds received by or on behalf of the Administrative Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Administrative Agent, be held by the Administrative Agent as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Administrative Agent pursuant to Section 15) in whole or in part by the Administrative Agent for the ratable benefit of the Secured Parties against, all or any part of the Secured Obligations, in the following manner:
(i) first, paid to the Administrative Agent for any amounts then owing to the Administrative Agent pursuant to Article IX of the Credit Agreement, or otherwise under the Loan Documents; and
(ii) second, ratably (A) paid to the Lenders for any amounts then owing to them, in their capacities as such, under the Loan Documents ratably in accordance with such respective amounts then owing to such Lenders, provided that, for purposes of this Section 14, the amount owing to any such Lender pursuant to any Loan Document to which it is a party (other than any amount therefore accrued and unpaid) shall be deemed to be equal to the Agreement Value therefor (as defined in the Credit Agreement) and (B) used to Cash Collateralize Letters of Credit in accordance with Section 2.03 of the Credit Agreement up to an amount equal to 100% of the aggregate maximum amounts available to be drawn under all outstanding Letters of Credit.
Any surplus of such cash or cash proceeds held by or on the behalf of the Administrative Agent and remaining after payment in full of all the Secured Obligations shall be paid over to the applicable Grantor or to whomsoever may be lawfully entitled to receive such surplus.
Section  15.     Indemnity  and  Expenses
     . (a) Each Grantor agrees to indemnify, defend and save and hold harmless each Secured Party and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct.
(b) Each Grantor will upon demand pay to the Administrative Agent the amount of any and all reasonable expenses, including, without limitation, the reasonable fees and expenses of its counsel and of any experts and agents, that the Administrative Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral of such Grantor, (iii) the exercise or enforcement of any of the rights of the Administrative Agent or the other Secured Parties hereunder or (iv) the failure by such Grantor to perform or observe any of the provisions hereof.
Section  16.     Amendments;  Waivers;  Additional  Grantors;  Etc.
       (a) No amendment or waiver of any provision of this Agreement, and no consent to any departure by any Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent (acting with the requisite consent of the Lenders as provided in the Credit Agreement), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Administrative Agent or any other Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise, of any such right preclude any other or further exercise thereof or the exercise of any other right.
(b) Upon the execution and delivery, or authentication, by any Person of a security agreement supplement in substantially the form of Exhibit A hereto (each a "Security Agreement Supplement"), (i) such Person shall be referred to as an "Additional Grantor" and shall be and become a Grantor hereunder, and each reference in this Agreement and the other Loan Documents to "Grantor" shall also mean and be a reference to such Additional Grantor, and each reference in this Agreement and the other Loan Documents to "Collateral" shall also mean and be a reference to the Collateral of such Additional Grantor, and (ii) the supplemental schedules I-IV attached to each Security Agreement Supplement shall be incorporated into and become a part of and supplement Schedules I-IV, respectively, hereto, and the Administrative Agent may attach such supplemental schedules to such Schedules; and each reference to such Schedules shall mean and be a reference to such Schedules as supplemented pursuant to each Security Agreement Supplement.
Section  17.     Notices;  Etc.
       All notices and other communications provided for hereunder shall be either (i) in writing (including telegraphic, telecopier or telex communication) and mailed, telegraphed, telecopied, telexed or otherwise delivered or (ii) by electronic mail (if electronic mail addresses are designated as provided below) confirmed immediately in writing, in the case of the Borrower or the Administrative Agent, addressed to it at its address specified in the Credit Agreement and, in the case of each Grantor other than the Borrower, addressed to it at its address set forth opposite such Grantor's name on the signature pages hereto or on the signature page to the Security Agreement Supplement pursuant to which it became a party hereto; or, as to any party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and other communications shall, when mailed, telegraphed, telecopied, telexed, sent by electronic mail or otherwise, be effective when deposited in the mails, delivered to the telegraph company, telecopied, confirmed by telex answerback, sent by electronic mail and confirmed in writing, or otherwise delivered (or confirmed by a signed receipt), respectively, addressed as aforesaid; except that notices and other communications to the Administrative Agent shall not be effective until received by the Administrative Agent. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or of any Security Agreement Supplement or Schedule hereto shall be effective as delivery of an original executed counterpart thereof.
Section  18.     Continuing  Security  Interest;  Assignments  under  the Credit
Agreement
     . This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the latest of (i) the indefeasible payment in full in cash of the Secured Obligations under the Credit Agreement, (ii) the Revolving Loan Termination Date and (iii) the termination or expiration of all Letters of Credit, (b) be binding upon each Grantor, its successors and assigns and (c) inure, together with the rights and remedies of the Administrative Agent hereunder, to the benefit of the Secured Parties and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Lender may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its commitments, the advances or loans owing to it and the note or notes, if any, held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, in each case as provided in the Credit Agreement.
Section  19.     Release;  Termination
     . (a) Upon any sale, lease, transfer or other disposition of any item of Collateral of any Grantor in accordance with the terms of the Loan Documents (other than sales of Inventory in the ordinary course of business), the Administrative Agent will, at such Grantor's expense, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted hereby; provided, however, that (i) at the time of such request and such release no Default or Event of Default shall have occurred and be continuing,
(ii) such Grantor shall have delivered to the Administrative Agent, at least ten Business Days prior to the date of the proposed release, a written request for release describing the item of Collateral and the terms of the sale, lease, transfer or other disposition in reasonable detail, including, without limitation, the price thereof and any expenses in connection therewith, together with a form of release for execution by the Administrative Agent and a certificate of such Grantor to the effect that the transaction is in compliance with the Loan Documents and as to such other matters as the Administrative Agent may request and (iii) the proceeds of any such sale, lease, transfer or other disposition required to be applied, or any payment to be made in connection therewith, in accordance with the Credit Agreement shall, to the extent so required, be paid or made to, or in accordance with the instructions of, the Administrative Agent when and as required under the Credit Agreement.
(b) Upon the latest of (i) the indefeasible payment in full in cash of the Secured Obligations under the Credit Agreement, (ii) the Revolving Loan Termination Date and (iii) the termination or expiration of all Letters of Credit, the pledge and security interest granted hereby shall terminate and all rights to the Collateral shall revert to the applicable Grantor. Upon any such termination, the Administrative Agent will, at the applicable Grantor's expense, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.
Section  20.     Execution  in  Counterparts
     . This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.
Section  21.     Jurisdiction
     . Any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of New York or of the United States for the Southern District of New York, and by execution and delivery of this Agreement, each of the parties hereto consents, for itself and in respect of its property, to the non-exclusive jurisdiction of those courts. Each of the parties hereto irrevocably waives any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect of this Agreement. Each of the parties hereto waives personal service of any summons, complaint or other process, which may be made by any other means permitted by New York law.
Section  22.     Governing  Law
     . This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
Section  23.     Waiver  of  Jury  Trial
     . Each of the parties hereto waives its respective rights to a trial by jury of any claim or cause of action based upon or arising out of or related to this Agreement or the transactions contemplated hereby, in any action, proceeding or other litigation of any type brought by any of the parties against any other party or any Administrative Agent related Person or assignee, whether with respect to contract claims, tort claims or otherwise. Each of the parties hereto agrees that any such claim or cause of action shall be tried by a court trial without a jury. Without limiting the generality of the foregoing, the parties hereto further agree that their respective right to a trial by jury is waived by operation of this Section 23 as to any action, counterclaim or other proceeding which seeks, in whole or in part, to challenge the validity or enforceability of this Agreement or any provision hereof. This waiver shall apply to any subsequent amendments, renewals, supplements or modifications to this Agreement.
     IN WITNESS WHEREOF, each Grantor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.
MacDERMID,  INCORPORATED
By:
     Title:




Address for Notices for all other Grantors:  MacDERMID TOWER, INC.
                                             MacDERMID TARTAN, INC.
                                             MacDERMID ACUMEN, INC.
                                             MacDERMID EQUIPMENT, INC.
                                             MacDERMID SOUTH ATLANTIC, INC.
                                             MacDERMID OVERSEAS ASIA, LIMITED
                                             MacDERMID EUROPE, INC.
                                             MacDERMID INVESTMENT CORPORATION
                                             MacDERMID SOUTH AMERICA, INC.
                                             SPECIALTY POLYMERS, INC.
                                             ECHO INTERNATIONAL, INC.
                                             W. CANNING INC.
                                             W. CANNING USA, LLC
                                             DYNACIRCUITS, LLC
                                             CANNING GUM, LLC
                                             MacDERMID PRINTING SOLUTIONS, LLC
                                             SUPRATECH SYSTEMS INC.
                                             NAPP SYSTEMS INC.
                                             MacDERMID COLORSPAN, INC.



                                             By:
                                             Title: